UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934

PMI VENTURES LTD.
 (the “Company”)
(Name of Small Business Issuer)

British Columbia, Canada		NA
(State or Other Jurisdiction of	Commission File	I.R.S. Employer Identification
Incorporation or Organization)	Number	Number

511 – 475 Howe Street
Vancouver, British Columbia
V6C 2T8
(Address of Principal Executive Offices including Zip Code)

(604) 681-8069
(Issuer's Telephone Number)

Securities to be Registered Under Section 12(b) of the Act: None

Securities to be Registered Under Section 12(g) of the Act: Common Voting Stock, NPV

Number of outstanding shares of each class of the Issuer’s classes of capital or common shares of PMI Ventures Ltd.:
17,132,234 Common Shares with no par value.

Date of earliest event reported: September 29, 2003.

INFORMATION TO BE INCLUDED IN THE REPORT

Convention

In this Form 8K all references to "Canada" are references to The Dominion of Canada. All references to the "Government" are references to the government of Canada. Unless otherwise noted all references to "shares" or "common stock" are references to the common shares of PMI Ventures Ltd. (the "Company").

In this document, all references to "SEC" are reference to the United States Securities and Exchange Commission. References to “$”, "Cdn Dollars”, or “Cdn$” are to the currency of Canada and all references to "US Dollars" or "US$" are to the currency of the United States of America. Solely for the convenience of the reader, this Form 8-K contains translations of certain Cdn Dollars amounts into US Dollars at specified rates.

GEOLOGIC TIME

Number of Years
Name of Period	Name of Era	before Present (Millions)

Quaternary	Holocene	0 to 0.4
	Pleistocene	0.4 to 1.8
Tertiary	Pliocene	1.8 to 5.0
	Miocene	5.0 to 24
	Oligocene	24 to 38
	Eocene	38 to 56
	Paleocene	56 to 66
Mesozoic	Cretaceous	66 to 140
	Jurassic	140 to 200
	Triassic	200 to 250
Paleozoic	Permian	250 to 290
	Carboniferous	290 to 365
	Devonian	365 to 405
	Silurian	405 to 425
	Ordovician	425 to 500
	Cambrian	500 to 570
Precambrian	Precambrian	>570

ITEM 1.        CHANGES IN CONTROL OF REGISTRANT.

A.        Merger Agreement

Pursuant to an Agreement and Plan of Reorganization (the “Acquisition Agreement”) dated September 19, 2003, PMI Ventures Ltd. (the “Company”), a British Columbia corporation, acquired all the outstanding shares of common stock of Columbia Hunter Capital Corp. (“Columbia”), a Delaware corporation, from the shareholders thereof in an exchange of an aggregate of 50,000 shares of common stock of the Company (the “Acquisition”). Immediately following the Acquisition PMI Resources (Delaware) Corp. (“Subco”) a Delaware corporation and a wholly-owned subsidiary of the Company merged with Columbia (the “Merger”).

The Acquisition was approved by the unanimous consent of the Board of Directors of Columbia and its shareholders on September 19, 2003. The Acquisition was effective on September 22, 2003. The Merger was approved by unanimous consent of the respective Board of Directors of Subco and the Company on September 19, 2003. The Merger was effective on September 26, 2003. The Acquisition and Merger is intended to qualify as a reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

Upon effectiveness of the Acquisition and Merger, pursuant to Rule 12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission (the “SEC”), the Company elected to become the successor issuer to Columbia for reporting purposes under the United States Securities Exchange Act of 1934 (the “1934 Act”) and elects to report under the 1934 Act effective September 28, 2003.

A copy of the Acquisition Agreement is filed as an exhibit to this Form 8-K and is incorporated in its entirety herein.

B.        Control of the Company

The Company had 17,132,234 shares of common stock issued and outstanding prior to the Acquisition, and will have 17,182,234 shares issued and outstanding following the Acquisition. Columbia had 725,000 shares of common stock issued and outstanding prior and after the Acquisition.

The following table sets forth each person known by Columbia to be the beneficial owner of five percent or more of the Columbia's Common Stock, prior to the closing of the Acquisition, all directors individually and all directors and officers of Columbia as a group. Except as noted, each person has sole voting and investment power with respect to the shares shown.

	Name and Address	Amount and Nature
Class	of Beneficial Owner	of Beneficial Owner of Class	Percent of Title

Common shares	Colin Watt	725,000	100%
	1350- 605 Robson Street
	Vancouver BC

All Directors and Officers as a Group		725,000	100%

The following table sets forth certain information regarding the beneficial ownership of the Common Stock of the Company as of September 18, 2003 of (1) each person who is known to the Company to own beneficially more than 5% of the Company’s outstanding Common Stock, (2) each of the Company’s directors and officers, and (3) all directors and officers of the Company as a group:

Name and Address	Amount and Nature	Percent of
of Beneficial Owner	of Beneficial Owner (1)(2)	Class	Class

Arthur T. Fisher	337,667	2.0%	Common shares
511 – 475 Howe St.
Vancouver British Columbia
V6C 2B3
President and Director

Laurie Sadler	696,600	4.1%	Common shares
511- 475 Howe St.
Vancouver British Columbia
V6C 2B3
Director

Len Dennis	194,217	1.4%	Common shares
511 – 475 Howe St.
Vancouver British Columbia
V6C 2B3
Director

Kim Evans	2,000	0.0%	Common shares
511 – 475 Howe St.
Vancouver British Columbia
V6C 2B3
Secretary

Douglas MacQuarrie	33,333	0.1%	Common shares
511 – 475 Howe St.
Vancouver British Columbia
V6C 2B3

Navtej Purewal	2,000,000	14.5%	Common Shares
7894 Glover Rd.
Langley British Columbia
V1M 2K4

EH&P Investments AG.	2,200,000	12.8%	Common Shares
Burgli Strasse 6, Postfach
CH – 8027 Zurich
Switzereland

Bank Sal. Oppeheim & Cie. AG	1,944,000	11.3%	Common Shares
Uraniastrasse 28, CH-8022
Zurich, Switzerland

All Directors and Officers as a Group	1,263,817	7.4%	Common shares

Notes:

(1)
All ownership is beneficial and of record, unless indicated otherwise and includes shares issuable upon exercise of outstanding options, warrants or other common stock equivalents that are exercisable within 60 days.

(2)	Beneficial owners listed above have sole voting and investment power with respect to the shares shown, unless otherwise indicated.

Other than as disclosed above the Company is not aware of any other company, any foreign government or any other person, jointly or severally, that directly or indirectly controls the Company. The Company is not aware of any arrangements the operation of which may at a future date result in a change in control of the Company.

Beneficial ownership in this Form 8K is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares of the Company's common stock that maybe acquired upon exercise of stock options or warrants are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of the Company's common stock indicated as beneficially owned by them.

C.        Description of Columbia

Columbia was organized under the laws of the State of Delaware on October 18, 2000. Columbia was organized for the purposes of creating a corporate vehicle to locate and acquire an operating business entity which management of Columbia felt would be a suitable acquisition (a "Target Company"). Columbia recognized that as a result of its limited financial, managerial and other resources, the number of suitable potential businesses that would be available to it would be limited.

Columbia did not, until the Merger, engage in any business activities other than the identifying, investigating, and analyzing potential Target Companies.

D.        Blank Check Companies

It is view of the staff of the SEC that, both before and after the business combination or transaction with an operating entity or other person, the promoters or affiliates of blank check companies as well as their transferees, are “underwriters” of the securities issued and as such securities issued by a blank check company can only be resold through registration under the 1934 Act unless there is an applicable exemption. It is the view of staff of the SEC that Rule 144 would not be an available exemption. Accordingly the shares of Columbia issued to Colin Watt, as well as any transferees or affiliates, are in the view of staff of the SEC, shares issued to an underwriter and can only be resold through registration under the 1934 Act unless there is an applicable exemption.

ITEM 2.        ACQUISITION OR DISPOSITION OF ASSETS

A.        Criteria for Merger

The consideration exchanged pursuant to the Acquisition Agreement was negotiated between Columbia and the Company.

In evaluating the Acquisition, Columbia used criteria such as the value of assets of the Company, the Company’s anticipated operations and acquisitions, material contracts, business name and reputation, quality of management, and current and anticipated operations. Columbia determined that the consideration for the merger was reasonable. In evaluating Columbia, the Company placed a primary emphasis on Columbia's status as a reporting company under the Section 12(g) of the 1934 Act, and Columbia's facilitation of the Company becoming a reporting company under the 1934 Act.

B.        Information on the Company

1.        Identity of Directors, Senior Management and Advisers

The names, business addresses and functions of the Company’s directors and senior management are as follows:

ARTHUR T. FISHER*
511 – 475 Howe Street.
Vancouver British Columbia

Mr. Fisher has been a Director and President of the Company since November 6, 2002. Mr. Fisher is a mining engineer.

LAURIE SADLER*
511 – 475 Howe Street
Vancouver British Columbia

Mr. Sadler is a former President of the Company and has been a Director of the Company since November 3, 1994. Mr. Sadler is a Chartered Accountant.

LEN DENNIS*
511 – 475 Howe Street
Vancouver British Columbia

Mr. Dennis is a former Secretary and Vice President of the Company and has been a Director of the Company since August 16, 1996. Mr. Dennis is a Director of Business Development of CHC Helicopters International.

KIM EVANS
511 – 475 Howe Street
Vancouver British Columbia

Ms. Evans has been the Secretary of the Company since May 20, 2003. Ms. Evans is a Certified General Accountant.

DOUGLAS MACQUARRIE, P. Geo (B.C.)
511 – 475 Howe Street
Vancouver British Columbia

Mr. MacQuarrie has been the VP of Exploration for the Company since May 6, 2003. Mr. MacQuarrie obtained his B.Sc. in Geology and Geophysics (Combined Honours) from University of British Columbia in 1975. He has been actively involved in gold exploration in West Africa since 1993.

*Denotes member of the Audit Committee

Each of the director's terms of office expires at the Company’s annual general meeting.

2.        Experts

The accountants for the Company are Davidson & Company, Chartered Accountants, of 1200-609 Granville Street, Vancouver, British Columbia. Davidson & Company is a member of the Institute of Chartered Accountants of British Columbia.

3.        Legal Advisors

The legal advisors for the Company for this Form 8K are Maitland & Company, Barristers & Solicitors, Suite 700-625 Howe Street, Vancouver, British Columbia, Canada, V6C 2T6.

C.        Key Information

1.        Selected Financial Data

Currency Exchange Rate Information:

The rate of exchange means that noon buying rate in New York City for cable transfer in Canadian dollars as certified for customs proposed by the Federal Reserve Bank of New York. The average rate means the average of the exchange rates on the last date of each month during a year.

	2002	2001	2000	1999	1998
High Low Average for Period End of Period	$1.6003 $1.5593 $1.5597 $1.5593	$1.6034 $1.4935 $1.5494 $1.5928	$1.5583 $1.4318 $1.4854 $1.4995	$1.5475 $1.4420 $1.4857 $1.4433	$1.5770 $1.4100 $1.4894 $1.5375

The exchange rate on September 17th, 2003 was 1.3690.

The high and low exchange rates for the most recent six months are as follows:

	March 2003	April 2003	May 2003	June 2003	July 2003	August 2003
High	1.4801	1.4783	1.4188	1.4757	1.4111	1.4099
Low	1.4714	1.4565	1.3466	1.3365	1.3364	1.3851

Financial Information

The following table sets forth, for the periods indicated, selected financial and operating data for the Company which information was derived from the audited financial statements of the Company which are included elsewhere herein. The selected financial data provided below are not necessarily indicative of the future results of operations or financial performance of the Company. To the best of management’s knowledge, the Company has not paid any dividends on the Common Shares and it does not expect to pay dividends in the foreseeable future.

The year end Financial Statements of the Company have been audited by Davidson & Company. Chartered Accountants, independent chartered accountants. They are maintained in Canadian dollars, and have been prepared in accordance with accounting principles generally accepted in Canada. Comparison of Canadian GAAP and United States GAAP are set forth in the notes to the Financial Statements of the Company.

	Year Ended December 31
	2002	2001	2000
       Amounts in Accordance with
       Canadian GAAP(presented in
       Canadian dollars):
             Total Assets
             Net working capital
             Share capital
             Shareholders’ equity
             Income (Loss) from operations
             Income (Loss) per common share
             (basic and diluted)
             Weighted average number of
             common shares (basic and
diluted)	$189,600 $161,740 $4,878,986 $165,362 $(506,134) $(0.09) 5,742,082	$378,953 $55,116 $4,133,750 $(33,346) $(107,768) $(0.04) 2,840,718	$6,192 $(141,204) $4,043,780 $(141,204) $314,668 $0.11 2,828,390
       Amounts in Accordance with U.S.
       GAAP(presented in Canadian
       dollars):
             Total assets
             Net working capital (deficiency)
             Share capital
             Shareholders’ equity (deficiency)
             Income (Loss) from operations
             Income (Loss) per common share
             (basic and diluted)
             Weighted average number of
             common shares outstanding
(basic and diluted)	$189,600 $161,740 $4,825,986 $165,362 $(594,471) $(0.10) 5,679,999	$378,953 $55,116 $4,118,069 $(33,346) $(114,012) $(0.04) 2,778,635	$6,192 $(141,204) $4,043,780 $(141,204) $314,668 $0.11 2,766,306

2.        Capitalization and Indebtedness

As of December 31, 2002 the Company had 10,130,389 common shares outstanding with a capitalization of $4,878,986. Subsequent to the year end the Company further issued 4,802,000 common shares as a result of warrants being exercised, 500,000 common shares in respect of the agreement to acquire the Company’s current mineral properties and 1,699,845 common shares in a private placement, bringing to a total of 17,132,234 common shares outstanding as of October 8, 2003 with a capitalization of $10,793,307.

The Company does not currently have any debt obligations or indebtedness in the form of guaranteed or unguaranteed, secured or unsecured, and/or indirect or contingent indebtedness.

3.        Risk Factors

The following risks relate specifically to the Company's business and should be considered carefully. The Company's business, financial condition and results of operations could be materially and adversely affected by any of the following risks.

(1)        The Company's limited operating history makes it difficult to evaluate the Company’s current business and forecast future results

The Company has only a limited operating history on which to base an evaluation of the Company's current business and prospects, each of which should be considered in light of the risks, expenses and problems frequently encountered in the early stages of development of all companies. This limited operating history leads the Company to believe that period-to-period comparisons of its operating results may not be meaningful and that the results for any particular period should not be relied upon as an indication of future performance.

(2)        The mineral properties of the Company are in the exploration stage only and consequently exploration of the Company’s mineral properties may not result in any discoveries of commercial bodies of mineralization

The property interests owned by the Company or in which it has an option to earn an interest are in the exploration stages only, are without known bodies of commercial mineralization and have no ongoing mining operations. Mineral exploration involves a high degree of risk and few properties which are explored are ultimately developed into producing mines. Exploration of the Company’s mineral exploration may not result in any discoveries of commercial bodies of mineralization. If the Company’s efforts do not result in any discovery of commercial mineralization, the Company will be forced to look for other exploration projects or cease operations.

(3)        In order to explore its mineral properties the Company will need additional financing, failing which the Company could go out of business

If the Company wishes to retain its mineral properties, or participate in additional mineral exploration programs, it would need to raise additional financing. There is no assurance that such financing will be available on terms acceptable to the Company or at all. Failure to generate additional funds could result in the Company going out of business.

(4)        The Company has no significant source of operating cash flow and failure to generate revenues in the future could cause the Company to go out of business.

As none of the Company’s mineral properties currently have ore reserves the Company has no revenues from operations. The Company has limited financial resources. The Company expects that its existing capital requirements arising from the evaluation of its existing mineral properties and fulfilling its exploration commitments for the next 18 months will be met from the Company's proposed equity financings of $2,000,000 announced on August 22, 2003 and $567,000 on August 28, 2003. The Company’s ability to achieve and maintain profitability and positive cash flow is dependent upon the Company’s ability:

  to locate a profitable mineral property;
  to generate revenues; and
  to reduce exploration costs.

Based upon current plans, the Company expects to incur operating losses in future periods. This will happen because there are continuing expenses associated with the holding and exploration of the Company’s mineral properties. The Company may not be successful in generating revenues in the future. Failure to generate revenues could cause the Company to go out of business.

Additional funds raised by the Company through the issuance of equity or convertible debt securities will cause the Company’s current stockholders to experience dilution. Such securities may grant rights, preferences or privileges senior to those of the Company’s common stockholders.

The Company does not have any contractual restrictions on its ability to incur debt and, accordingly, the Company could incur significant amounts of indebtedness to finance its operations. Any such indebtedness could contain covenants, which would restrict the Company’s operations. The Company does not plan on entering into any debt obligations in the next twelve months.

(5)        The possibility of any of the Company’s mineral properties ever having ore reserves is extremely remote

The Company has no known ore reserves. The possibility of any of the Company’s mineral properties ever having ore reserves is extremely remote and any funds spent on exploration will probably be lost. The Company’s success depends upon finding and developing an ore reserve. If the Company does not find an ore reserve containing gold, precious or non-precious metals, either because it does not have the money to do so or because it is not economically feasible to do it, the Company will cease operations.

(6)        The Company’s mineral properties are in a foreign country and as such the Company’s business may be exposed to various levels of political, economic and other risks and uncertainties

The Company’s mineral properties are located in Ghana. As the Company’s business is carried on in a foreign country it is exposed to various levels of political, economic and other risks and uncertainties. These risks and uncertainties include, but not limited to, terrorism, hostage taking, military repression, expropriation, changing tax laws, extreme fluctuations in currency exchange rates, high rates of inflation and labour unrest. Ghana’s status as a developing country may make it more difficult for the Company to obtain any required exploration financing for its project.

Changes, if any, in mining or investment policies or shifts in political attitude in Ghana may adversely affect the Company’s operations. Operations may be effected in varying degrees by government regulations with respect to, but not limited to restrictions on expropriation of property, foreign investment, maintenance of claims, environmental legalisation, land use and land claims of local people.

Failure to comply strictly with applicable laws, regulations and local practices relating to mineral right applications and tenure could result in loss, reduction or expropriation of entitlements, or the imposition of additional local or foreign parties as joint venture partners with carried or other interests.

The occurrence of these various factors and uncertainties cannot be accurately predicted and could have an adverse effect on the Company’s operations.

(7)        As the Company is a Canadian company it may be difficult for U.S. shareholders of the Company to effect service on the Company or to realize on judgments obtained against the Company in the United States

The Company is a Canadian corporation. All of its directors and officers are residents of Canada and a significant part of its assets are, or will be, located outside of the United States. As a result, it may be difficult for shareholders resident in the United States to effect service within the United States upon the Company, directors, officers or experts who are not residents of the United States, or to realize in the United States judgments of courts of the United States predicated upon civil liability of any of the Company, directors or officers under the United States federal securities laws. If a judgment is obtained in the U.S. courts based on civil liability provisions of the U.S. federal securities laws against the Company or its directors or officers, it will be difficult to enforce the judgment in the Canadian courts against the Company and any of the Company’s non-U.S. resident executive officers or directors. Accordingly, United States shareholders may be forced to bring actions against the Company and its respective directors and officers under Canadian law and in Canadian courts in order to enforce any claims that they may have against the Company or its directors and officers. Nevertheless, it may be difficult for United States shareholders to bring an original action in the Canadian courts to enforce liabilities based on the U.S. federal securities laws against the Company and any of the Company’s non-U.S. resident executive officers or directors.

(8)        The mineral exploitation industry is intensely competitive in all its phases and the Company competes with many companies possessing greater financial resources and technical facilities than itself

The mineral exploitation industry is intensely competitive in all its phases. The Company competes with many companies possessing greater financial resources and technical facilities than itself for the acquisition of mineral concessions, claims, leases and other mineral interests as well as for the recruitment and retention of qualified employees. In addition, there is no assurance that even if commercial quantities of minerals are discovered, a ready market will exist for their sale. Factors beyond the control of the Company may affect the marketability of any minerals discovered. These factors include market fluctuations, the proximity and capacity of natural resource markets and processing equipment, international economic and political trends, expectations of inflation, currency exchange fluctuations (specifically, the U.S. dollar relative to other currencies), interest rates and global or regional consumption patterns, speculative activities, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in the Company not receiving an adequate return on invested capital or losing its invested capital. As the Company is in the exploration stage, the above factors have had no material impact on current operations

(9)        Substantial expenditures are required to be made by the Company to establish ore reserves and the Company may not either discover minerals in sufficient quantities or grade or may not have the necessary funds required

Substantial expenditures are required to establish ore reserves through drilling. Although substantial benefits may be derived from the discovery of a major mineralized deposit, the Company may not discover minerals in sufficient quantities or grades to justify commercial operation or that the funds required for development may not be obtained on a timely basis. Estimates of reserves and mineral deposits can also be affected by such factors as environmental factors, unforeseen technical difficulties and unusual or unexpected geological formations. In addition, the grade of ore ultimately mined may differ from that indicated by drilling results. Material changes in ore reserves, grades, stripping ratios or recovery rates may affect the economic viability of any project.

(10)        Currency fluctuations of the Canadian dollar may affect the Company’s financial position

The Company presently maintains its accounts in Canadian dollars. The Company’s future operations may make the Company subject to foreign currency fluctuations and such fluctuations may materially affect its financial position and results. While, at present, monetary inflation in Ghana is relatively low, in past years the exchange value of the Ghanaian cedis has been subject to significant inflation. The Company has not in the past engaged in hedging activities.

(11)        The Company does not presently have insurance covering any of its mineral properties and as a consequence could incur considerable costs

Mineral exploration involves risks, which even a combination of experience, knowledge and careful evaluation may not be able to overcome. Operations in which the Company has a direct or indirect interest may be subject to all the hazards and risks normally incidental to exploration of precious and non-precious metals, any of which could result in work stoppages, damage to property, and possible environmental damage. The Company does not presently have insurance covering any of its mining properties and does not presently intend to obtain liability insurance. As a result of not having insurance, the Company could incur significant costs that could have a materially adverse effect upon its financial condition and even cause the Company to cease operations.

To date, the Company has not experienced any material losses due to hazards arising from its operations.

(12)        The Company’s mineral properties may be subject to prior unregistered agreements or transfers or native land claims and as such title to some of the Company’s mineral properties may be affected

Although the Company has sought and received such representations as it has been able to achieve from vendors in connection with options to acquire an interest in its mining properties and has conducted its own investigation of legal title to each such property, the mining properties may be subject to prior unregistered agreements or transfers or native land claims and title may be affected by undetected defects.

(15)        The price of gold has fluctuated widely in recent years and may adversely affect the economic viability of the Company’s mineral property

The Company’s revenues, if any, are expected to be in large part derived from the mining and sale of gold and other precious and non-precious metals. The price of those commodities has fluctuated widely, particularly in recent years, and is affected by numerous factors beyond the Company’s control including international economic and political trends, expectations of inflation, currency exchange fluctuations, interest rates, consumption patterns, speculative activities and increased production due to new mine developments and improved mining and production methods. The effect of these factors on the price of gold, base and precious metals and therefore the economic viability of the Company’s mineral property cannot be accurately predicted.

(16)        The Company’s future performance is dependent on key personnel The loss of the services of any of the Company’s executives or Board of Directors could have a material adverse effect on the Company business

The Company’s performance is substantially dependent on the performance and continued efforts of the Company’s executives and its Board of Directors. The loss of the services of any of the Company’s executives or Board of Directors could have a material adverse effect on the Company business, results of operations and financial condition. The Company currently does not carry any key person insurance on any of the board of directors.

(17)        No dividends declared or any likely to be declared in the future

The Company has not declared any dividends and has no present intention of paying any cash dividends on its common stock in the foreseeable future. The payment by the Company of dividends, if any, in the future, rests in the discretion of the Company's Board of Directors and will depend, among other things, upon the Company's earnings, its capital requirements and financial condition, as well as other relevant factors.

(18)        The possible issuance of additional shares may impact the value of the Company stock

The Company is authorized to issue up to 100,000,000 shares of common stock without par value. It is the Company's intention to issue more shares. Sales of substantial amounts of common stock (including shares issuable upon the exercise of stock options, the conversion of notes and the exercise of warrants), or the perception that such sales could occur, could materially adversely affect prevailing market prices for the common stock and the ability of the Company to raise equity capital in the future.

(19)        Forward Looking Statements

This Form 20-F includes "forward-looking statements" A shareholder or prospective shareholder should bear this in mind when assessing the Company's business. All statements, other than statements of historical facts, included in this registration statement, including, without limitation, the statements under and located elsewhere herein regarding industry prospects and the Company's financial position are forward-looking statements. Although the Company believes that the expectations reflected in such forward looking statements are reasonable, it can give no assurance that such expectation will prove to have been correct. There is significant risk that actual results will vary, perhaps materially from results projected depending on such factors as changes in general economic conditions, financial markets, gold prices and other metals, technology and exploration hazards.

(20)        Conflicts of Interest of certain directors and officers of the Company

Certain of the Company's directors are also directors, officers or shareholders of other companies that are engaged in the business of acquiring, developing and exploiting natural resource properties. Such associations may give rise to conflicts of interest from time to time. Such a conflict poses the risk that the Company may enter into a transaction on terms which place the Company in a worse position than if no conflict existed.

(21)        The value and transferability of the Company shares may be adversely impacted by the limited\ trading market for the Company’s common stock, the penny stock rules and futures share issuance. There is a limited market for the Company’s common stock in the United States

No assurance can be given that a market for the Company’s common stock will be quoted on an exchange in the U.S. or on the NASD's Over the Counter Bulletin Board.

The sale or transfer of the Company common stock by shareholders in the United States may be subject to the so-called "penny stock rules."

Under Rule 15g-9 of the Exchange Act, a broker or dealer may not sell a "penny stock" (as defined in Rule 3a51-1) to or effect the purchase of a penny stock by any person unless:

(a)	such sale or purchase is exempt from Rule 15g-9;

(b)
prior to the transaction the broker or dealer has (1) approved the person's account for transaction in penny stocks in accordance with Rule15g-9, and (2) received from the person a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased; and

(c)	the purchaser has been provided an appropriate disclosure statement as to penny stock investment.

The SEC adopted regulations that generally define a penny stock to be any equity security other than a security excluded from such definition by Rule 3a51-1. Such exemptions include, but are not limited to (1) an equity security issued by an issuer that has (i) net tangible assets of at least $2,000,000, if such issuer has been in continuous operations for at least three years, (ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years, or (iii) average revenue of at least $6,000,000 for the preceding three years; (2) except for purposes of Section 7(b) of the Exchange Act and Rule 419, any security that has a price of $5.00 or more; and (3) a security that is authorized or approved for authorization upon notice of issuance for quotation on the NASDAQ Stock Market, Inc.'s Automated Quotation System. It is likely that shares of the Company’s common stock, assuming a market were to develop in the US therefore, will be subject to the regulations on penny stocks; consequently, the market liquidity for the common stock may be adversely affected by such regulations limiting the ability of broker/dealers to sell the Company’s common stock and the ability of shareholders to sell their securities in the secondary market in the US.

Moreover, the Company shares may only be sold or transferred by the Company shareholders in those jurisdictions in the US in which an exemption for such "secondary trading" exists or in which the shares may have been registered.

4.        Information on the Company

History and Development of the Company

The Company was incorporated by registration of its Memorandum and Articles under the Company Act (British Columbia) on June 31, 1978 under the name “Denar Mines Ltd.”. Effective August 31st, 1987, the Company changed its name from “Denar Mines Ltd.” to “International Sinabarb Industries Ltd.”. On October 15th 1990, the Company changed its name to “Primero Industries Ltd.”. On June 27th 2001, the Company consolidated its shares on a five old for one new basis and changed its name to “PMI Ventures Ltd.”.

The head office of the Company is located at 511 – 475 Howe Street, Vancouver, British Columbia, V6C 2B3 and consists of 1,132 sq. feet. The Company has entered into a lease agreement that expires on January 1, 2006 at a cost of approximately $2,221 per month with a renewal option. The Company’s telephone number is (604) 681-8069. The registered office of the Company is located at 1100 – 888 Dunsmuir St., Vancouver, British Columbia, V6C 3K4.

The Company is a reporting issuer in the Provinces of British Columbia, Alberta and Ontario. The Company’s common stock has been listed for trading on the TSX Venture Exchange (the “Exchange”) for over 10 years under the symbol “PMV”. See “Listing Details and Markets”.

Business Overview

The Company is currently engaged in the acquisition, and exploration of natural resource properties, and currently has, pursuant to a letter agreement dated November 2002 (the “Letter Agreement”) with Goknet Mining Company Limited a privately held Ghanaian corporation (“Goknet”), the right to acquire up to 85% of Goknets’ interest in nine exploration concessions/applications/options and active negotiations to acquire privately held land within the Asankrangwa Gold Belt of Southwest Ghana (the “Goknet Properties”). Once assembled, these prospects and properties will lie within an area approximately 50 km by 10 km and comprise approximately 374 sq. km. There can be no assurances that Goknet will be successful in obtaining licenses for each of the areas for which it has made application nor succeed in its current option negotiations for some of privately held lands that comprise the Goknet Properties.

The mineral properties of the Company are currently in the exploration stage without any known reserves. The Company’s primary objective is to explore and develop its existing mineral properties. Its secondary objective is to locate, evaluate and acquire other mineral properties and to finance their exploration either through equity financing, by way of joint venture, option agreements or through a combination of both.

Three Year History

In 1999 the Company filed an assignment in bankruptcy under the Bankruptcy Act (Canada) in order to resolve and quantify claims to various creditors. This action was undertaken as a first step in the reorganization of the Company’s affairs.

Year 2000

The Company spent the year reorganizing its financial affairs.

In early 2000, the Company made a proposal to its creditors under the Bankruptcy Act (Canada) to settle all of the creditors’ claims against the Company in exchange for a reduced payment. This proposal was accepted by the creditors and settlement was approved by the court on March 23, 2000. The funds were dispersed to the creditors on April 18, 2000. To facilitate this settlement, a director loaned the Company $50,000 on a non-interest bearing basis.

Year 2001

The Company spent most of the year finalizing its reorganization plans.

During June, April and May 2001, the Company entered into agreements with certain investors to borrow $605,200 to enable the reorganization of the Company. Shareholder approval to the reorganization was received on May 25, 2001 at the Company’s Annual General Meeting. On September 21, 2001, these loans were converted to convertible promissory notes in the principal amount of $605,200 with 6,052,000 detachable share purchase warrants. The Company issued units consisting of convertible notes in the aggregate principal amount of $605,200 together with 6,052,000 detachable share purchase warrants. The notes are non-interest bearing and mature on September 21, 2003. The holders of the convertible notes have the option to convert the notes into common shares of the Company at a conversion price of $0.10 per share until September 21, 2002 and at $0.15 per share from September 22, 2002 until September 21, 2003.

As part of its reorganization, on March 27, 2001 the Company changed its name from Primero Industries Ltd. of Vancouver, British Columbia, Canada to PMI Ventures Ltd. and consolidated its share capital on a 5:1 basis.

On February 1, 2001, the Company entered into a farm-out letter agreement with Omax Resources Ltd. of Vancouver, British Columbia, Canada whereby the Company was granted an option to acquire a 60% interest in an oil and gas lease in Little Bow, Alberta. Pursuant to this agreement, the Company agreed to pay 100% of the drilling and abandonment or the drilling, completion and tie-in costs for taking of production from the well.

Year 2002

For the majority of 2002, the Company’s principal business activity continued to be the exploration and development of oil and gas properties. However, in the last quarter of the fiscal year the Company entered into negotiations and on November 22, 2002 executed the Letter Agreement with Goknet to enter into an option and joint venture agreement to further develop the Goknet Properties, located in Ghana, West Africa. The signing of this agreement signals a change in direction for the Company, a move from oil and gas to mineral exploration.

On November 6, 2002, Mr. Arthur Fisher was appointed President of the Company and joined the Company’s Board of Directors. Mr. Fisher replaced Mr. Laurie Sadler as President of the Company.

Mr. Navtej S. Purewal resigned as a director of the Company on November 6, 2002.

Year 2003 to date

On April 2, 2003 the Company completed a private placement of 1,699,845 Units to raise proceeds of $1,104,900. Each unit consisted of one common share of the Company and one share purchase warrant entitling the warrant holder to acquire one additional share of the Company for a period of one year at a price of $0.85 per share. The funds were raised to be used for exploration expenditures on the Goknet Properties and for general working capital purposes.

On May 23, 2003 the Company granted 1,205,000 common stock options to its directors and employees. The options will expire on May 23, 2008 and have an exercise price of $0.70 per share.

On August 22, 2003, the Company announced a private placement of up to 4,444,444 units of the Company at a price of $0.45 to raise proceeds of $2,000,000. Each unit will consist of one common share of the Company and one-half of one share purchase warrant, each whole share purchase warrant entitling the holder to acquire one additional common share of the Company for a period of two years at a price of $0.70 in the first year and $1.00 in the second year. This private placement is subject to acceptance by the Exchange.

On August 28, 2003, the Company announced a private placement of up to 1,090,385 units of the Company at a price of $0.52 to raise proceeds of $567,000. Each unit will consist of one common share of the Company and one-half of one share purchase warrant, each whole share purchase warrant entitling the holder to acquire one additional common share of the Company for a period of two years at a price of $0.70 in the first year and $1.00 in the second year. This private placement is subject to acceptance by the Exchange.

On August 28, 2003 the Company granted 100,000 common stock options to its employees. The options will expire on August 28, 2008 and have an exercise price of $0.70 per share

The Company is in the exploration stage on its mineral properties and therefore has no regular cash flow. The Company is, therefore, dependent on generating income from mining operations or raising funds by the issuance of shares in order to finance further acquisitions undertake exploration of mineral properties and meet general and administrative expenses in the medium and long-term. Due to the general uncertainties of the financial and mining market the Company cannot guarantee that it will be successful in raising the required financing. See “Risk Factors”.

5.        Property, plant and equipment

Pursuant to the Letter Agreement the Company has an option to acquire an 85% interest in the Goknet Properties. See “Property Ownership” for details of the Letter Agreement”.

The Company has entered into a lease agreement for its head office that expires on January 1, 2006 at a cost of approximately $2,221 per month with a renewal option.

6.        Property Ownership

Under the Letter Agreement the Company was granted an option to acquire an 85% interest in the Goknet Properties. In consideration of the grant of the option, the Company agreed to pay Goknet cash consideration of US$260,000 over three years and issue to Goknet a total of 3,000,000 of the Company's common shares in staged payments: (i) US$60,000 and 500,000 common shares on the Exchange acceptance (the “Approval”); (ii) US$100,000 and 500,000 common shares on or before second anniversary of the Approval; (iii) US$100,000 and 750,000 common shares on or before the second anniversary of the Approval; and 1,250,000 common shares on or before the third anniversary of the Approval. The Company will also be required to complete the following exploration expenditures on the Goknet Properties: (i) US$500,000 by the first anniversary of the Approval; (ii) US$1,000,000 by the second anniversary of the Approval; (iii) US$1,500,000 by the third anniversary of the Approval.

Goknet is a Ghanaian limited liability corporation formed and incorporated on April 27, 2001 with an office at #1 Switchback Crescent, Cantonments, Accra, Ghana. The directors of Goknet are G.O. Kesse, Thomas Ennison, Janet Tetteh and Douglas MacQuarrie.

The Company received Exchange Approval of the transaction on January 17, 2003 except that the sale consideration payable in the third year is subject to further exchange review and approval..

7.        Property Description and Location

The information in this Form 8K with respect to the Goknet Properties is derived from a Technical Report entitled “Technical Evaluation Report on the Asankrangwa Gold Belt of Ghana, West Africa” written by E.D. Black, M.Sc., P.Eng., an independent Consulting Geologist and dated October 28, 2002.

The Goknet Properties include nine (9) concessions/applications/options or current active negotiations for mining concessions in the south western portion of Ghana along the axis of the Asankrangwa Gold Belt. Local staging point is the town of Dunkwa, approximately 200 km by road northwest of Accra. A summary of the concessions and applications comprising the properties is listed in the following table:

Concession	Area	Ownership	Current Status vv Goknet
	(sq. km)		(maximum interest %)
Gyagyatreso	10.95	Switchback Mining Co.	Optioned	90%
Nkronua	24.97	Switchback Mining Co.	Optioned	90%
Fromenda	21.53	Fromenda Limited	Optioned	100%
Diaso	68.00	Minesupplies Limited	Optioned	90%
Goknet #2	43.65	Ghana Government	Application	100%
Amuabaka	28.86	Switchback Mining Co.	Optioned	90%
Gemap	57.12	Nevsun Res. Ghana Ltd.	Optioned	85%
EJT #1	37.96*	Ghana Government	Application	100%
Goknet#1	81.04	Ghana Government	Application	100%
Total	374.08

There can be no assurances that Goknet will be successful in obtaining licenses for each of the areas for which it has made application or succeed in its current option negotiations for the privately held lands.

Accessibility & Local Resources

The Goknet Properties are situated in the southwest part of Ghana, West Africa. Accra, the seacoast capital of Ghana, is a city with a population of approximately one million people, serviced daily by air from major European centers, including London, Amsterdam, Zurich, Frankfurt and Rome.

The Goknet Properties are all contiguous and lie along the 150-km long northeasterly-trending Asankrangwa Gold Belt, centered by the village of Diaso. Diaso is approximately 50 km northwest by partially paved highway from the local staging point, Dunkwa, which, in turn, is approximately 200 km northwest of Accra. The concessions are accessible by the all weather Dunkwa - Diaso motor road. Diaso, the largest town within the concession, has two trunk roads connecting to Bibiani and Sefwi Bekwai. A railway line running from Dunkwa to Awaso passes through the southern sector of the concession. The northern section is accessible via the main Dunkwa to Kumasi highway to the Bekwai junction, and then 37 km along the Obotan mine road, and finally along a 3rd class road 12 km. Other parts of the concessions can be easily reached by footpaths and farm tracks. In addition to Diaso, Manso, Juabo, Ntom, Agona, Moadaso and Afiefiso are large towns within the area.

Physiography

The concession area generally displays moderate relief, the highest elevation being 266m above mean sea level in the south-western area, with moderate to steep slopes. The major steams draining the area are the Ankobra river in the west and the Ofin river in the east, with numerous tributaries displaying a mature, dendritic drainage pattern.

The vegetation is mainly of the tropical rain forest type, which, with the exception of a small area of national Forest Reserves, has been actively farmed and form less densely wooded secondary forest. The concession area supports large cocoa farms and palm plantations as well as subsistence food crops such as plantain, maize and cassava.

The relative humidity is usually high. Two rainy seasons are experienced in the area - a major one from March to July followed by a minor one from September to October. The annual rainfall is in the range of 1500 - 2000 mm and the minimum and maximum temperatures are about 220 C and 360 C, respectively, with an average annual temperature of about 290 C.

Regional Geology

Ghana occupies the south eastern lobe of the Man Precambrian Shield and comprises a bedrock sequence of five north easterly trending, isoclinally folded, Proterozoic meta-sediment and meta-volcanic troughs of Upper Birimian age (2.17 Ba), with four intervening anticlinoria of meta-sediments and minor meta-volcanics, of Lower Birimian age (2.18 Ba). Locally, the former are, at times, overlain by Tarkwaian sandstones and conglomerates. This “younger” sequence lies unconformably upon a complex of intensely folded, faulted and granite intruded Archean basement.

Structurally, northeast oriented corrugated folding and thrust faulting predominates, crossed indiscriminately by north-south diabase dykes and east-west structural elements.

Exploration History and Mineralization

The concession area has been mined by local artisanal miners over the centuries. Significant gold production has been recorded from the alluvial dredges which worked the Ofin river – just to the east of the concessions. More recently, gold production has come from Resolute Amansies’ Obotan Mine, a recently closed 5000 ton per day open-cut milling operation. Obotan is located 25 km north east of Diaso, along the strike of the regional geology and the concession outline.

Gold mineralization in the Asankrangwa gold belt is associated with pyrite, arsenopyrite, graphite and quartz in close proximity with northeast trending structures. Ore grade gold deposits occur along fractured, brecciated and silica invaded parts of the shear zones, which tend to parallel the Birimian fold structures; or as disseminated “stockwork” type gold deposits in favourable greywackes in and adjacent to the shear zones.

Since 1992, many of the concessions currently held by Goknet were worked by other companies with total estimated expenditures of US$9 million. Previous work consisted of over 35,000 soil samples; 115 trenches; ground and airborne geophysics; and 27,000 metres of drilling in 559 short drill holes.

Previous best drill intersections were: 24 metres @ 3.1 g/t gold; 23 metres @ 2.4 g/t gold; 4 metres @ 16.0 g/t gold; and 5 metres @ 8.4 g/t gold. The most significant gold mineralization was noted on the Fromenda concession in the Grid “B” area, and an additional 10 target areas have been outlined based on the above work programs.

Legislative Overview

The legislative framework for mining in Ghana is laid down in the Minerals and Mining Law, 1986, PNDCL 153 (Law 153) as amended by the Minerals and Mining Amendment Act 1993, Act 475 (Act 475) and modified by the provisions of the Constitution of 1993 (the “Constitution”). Within this legal framework, the State is the owner of all minerals occurring in their natural state within Ghana's land and sea territory, including its exclusive economic zone. All minerals in Ghana are vested in the President on behalf of and in trust for the people of Ghana. Thus, regardless of who owns the land upon or under which minerals are situated, the exercise of any mineral right requires, by law, a licence to be granted by the Minister for Mines (the “Sector Minister”) who acts as an agent of the State for the exercise of powers relating to minerals. Mineral rights are legally defined to include the rights to reconnoitre, prospect for, and mine minerals. The sector Minister is also authorized to exercise, within defined limits, powers relating to the transfer, amendment, renewal, cancellation and surrender of mineral rights. The powers conferred upon the Minister must be exercised contingent upon the advice of the Minerals Commission (“Mincom”), which has the authority under the Constitution to regulate and manage the utilization of mineral resources and co-ordinate policies in relation to minerals. Law 153 specifies the forms of mineral rights that the sector Minister is empowered to grant, the duration of the grant, the size of the concessions, and eligibility criteria for the grantee, as well as the procedure for application for mineral rights. The law also spells out in broad terms the rights and obligations of a holder of a mineral right and the terms and conditions upon which each mineral right grant should be made. A mineral right granted is not transferable or tradable in any form except with the prior written consent of the sector Minister.

Mincom is the main promotional and regulatory agency in the minerals sector in Ghana. Under the Constitution of the republic of Ghana and Act 450 (1993), Mincom is responsible for the regulation and management of the mineral resources of Ghana and the co-ordination of policies in relation to minerals. Mincom was first established under the Minerals Commission Law (1986). Mincom functions through a Secretariat which is headed by a Chief Executive and assisted by professionals and technical personnel within the six departments of the Secretariat, namely:

a.	Planning and Policy Analysis
b.	Monitoring and Evaluation
c.	Finance, Marketing and Research
d.	Personnel and Administration
e.	Legal
f.	Small Scale Mining

Under Law 153 mineral rights can be granted in the following areas:

a.	Reconnaissance Licence

A Reconnaissance Licence confers on the holder the right to search for a specific mineral (or commodity) within the licence area by geochemical and photo-geological surveys or other remote sensing techniques. Except as otherwise provided in the licence, it does not permit drilling, excavation or other sub-surface techniques. The licence is normally granted for up to one year and may be renewed by the Minister from time to time for periods up to one year at a time upon application by the holder. The application for renewal must be made at least three months before the expiration of the licence. There is no legal limitation as to the size of the area over which a reconnaissance licence may be granted.

b.	Prospecting Licence

A Prospecting Licence gives the holder the exclusive right to search for specific minerals (or commodities) by the conduct of geological, geochemical and geophysical investigations and to determine the extent and economic value of any deposit within the licence area. The initial grant of the licence is limited to three years and a maximum area of 150 km2. These limits may, at the direction of the President of the Republic, be exceeded in any particular grant whenever the President considers it to be in the national interest so to do. A prospecting licence may be renewed for a maximum of two terms or for further periods of up to two years each. At each renewal, half the licence area is required to be relinquished by the holder. If more than one prospecting licence is held, they may be treated as one area for purposes of relinquishment.

c.	Mining Lease

The grant of a Mining Lease gives the holder the right to mine, win or extract specified minerals (or commodities) within the lease area. The lease may be granted to the holder of a prospecting licence or any person who establishes to the satisfaction of the Minister that a mineral to which the lease relates exists in commercial quantities within the proposed lease area and can be mined at a profit. The lease is issued for up to thirty years subject to renewal for a further thirty-year term. The size of the area in respect of which a lease may be granted is limited to 50 km2 for a single grant or 150 km2 for aggregate grants. These limits may be exceeded in particular cases at the direction of the President if it is in the national interest.

Exploration completed by the Company in 2003

In 2003 the Company carried out preliminary work consisting of drill site access, pad construction and trenching of mineralized vein structures on the Grid “B” area of the Fromenda concession and the Kukunapi area.

In addition the Company completed four drill holes in the Grid "B" area of the Fromenda concession and a further four holes were completed in the Kukunapi area that is located some 20 kilometers to the southwest. Significant assay results received from the Grid “B” drilling are as follows:

Fromeda Grid “B” Area
2003 Drill Program

Hole No.	Interval	Intercepts	Gold Assay
	(m)	(m)	(g/t Au)

03FBDDH1	44-74	30	2.63
03FBDDH1including	52-69	17	3.59
03FBDDH2	82.16-104.85	22.69	.89
03FBDDH2 including	97.41-104.85	7.44	1.44
03FBDDH3	52-77.24	25.24	0.86
03FBDDH3 including	72.12-77.24	5.12	1.86

These results has demonstrated that the shear structure that hosts the gold mineralization is approximately 25 meters in true width with grades of up to 3.59 g/t over a true width of 17 metres.

The Company carried out leach test on five composite samples of gold mineralized core from the four drilled holes at SGS Laboratory Services Ghana Limited in Tarkwa, Ghana. The test gave gold recoveries from 92.9% to 100%.

In the Kukunapi area four drill holes were completed. The results were as follows:

Kukunapi Area
2003 Drill Program

Hole No.	Interval	Intercepts	Gold Assay
	(m)	(m)	(g/t Au)

03JGDDH1	30.82–34.4044-74	4.08	1.66
03JGDDH1 including	77.55-83.52	5.97	4.67
03JGDDH1 including	90.22-91.90	1.68	2.21
03JGDDH1 including	77.55-78.55	1	21.59
03JGDDH2	24-27	3	1.34
03JGDDH2 including	41-47	6	1.44
03JGDDH2 including	95.90-102.41	6.51	2.24
03JGDDH3	122.53	1.54	1.54
03JGDDH4	54.86	1.54	2.91

These results are regarded by the Company as positive since it demonstrated the existence of mineralized structures grading up to 4.67 g/t over a width of 5.97 metres.

The Company has commenced an initial program of trenching in the Nyamebekyere area of the Gemap concession. The trenching is targeting an 800 metre long IP high anomaly in the vicinity.

As a result of the positive drilling and leach test results, the Company undertook in August 2003 an additional 500 metre drill program in the Fromenda Grid “B” area. In total six drill holes totaling 698 metres were completed. Significant assay results received from the Grid “B” drilling are as follows:

Fromeda Grid “B” Area
2003 Drill Program

Hole No.	Intercepts	Drill	Gold Assay
	(m)	(m)	(g/t Au)

03FBDDH5	20.73-31.39	10.66	3.80
03FBDDH5including	20.73-22.86	2.13	4.67
03FBDDH5 including	29.87-31.39	1.52	19.45
03FBDDH7	48.40-72.00	23.60	4.97
03FBDDH3 including	48.40-61.58	13.18	15.49
03FBDDH3 including	68.00-72.00	4.00	10.89

The Company was encouraged by these results since they continued to demonstrate that the shear structure that hosts the gold mineralization is laterally continuous and contains near surface mineralized section of gold grades of up to 4.97 g/t over a true width of approximately 24 metres (77 feet).

A further program consisting of 60 reverse circulation drill holes, on fences separated by 200 metres and with a 30 metre hole spacing, is planned to cover the entire outlined Fromenda “B” Grid gold soil anomaly area. Drilling would then be tightened up with an additional 60 RC holes, to a 100 metre by 30 metre hole spacing. The cost of this program,is estimated at US$460,000.

Further rotary drilling of the geophysical targets currently outlined on the Fromenda Grid “A” and Diaso Line 34N areas is also anticipated. A total of 20 holes are budgeted at a total cost of US$60,000.

Additional preliminary work consisting of geophysical surveys, soil and silt sampling and trenching will also be ongoing on the other concessions in order to define additional drill targets. This work, including all property option payment costs and overhead is estimated at US$145,000. The above work programs will be financed via the August 2003 private placements of units which raised cumulative gross proceeds of $2,567,000.

C.        Operating and Financial Review and Prospects

This Item provides the operating and financial review of the Company.

This discussion should be read in conjunction with the audited financial statements of the Company and related notes included therein.

All statements other than statements of historical facts included in this Form 8K, including, without limitation, the statements under “Operating and Financial Review and Prospects,” “Information on the Company,” and “Property, Plant and Equipment” and located elsewhere herein regarding industry prospects and the Company’s financial positions are forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give any assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the Company’s expectations (“Cautionary Statements”) are disclosed in this Form 8K, including, without limitation, in conjunction with the forward-looking statements included in this Form 8K under “Risk Factors”. All subsequent written and oral forward-looking statements attributed to the Company or persons acting on their behalf are expressly qualified in their entirety by the Cautionary Statement. There is significant risk that actual results will vary, perhaps materially from results projected depending on such factors as changes in general economic conditions, financial markets, gold prices and other metals, technology and exploration hazards.

Operating Results

United States Generally Accepted Accounting Principles

See note 16 to the Company’s Financial Statements for a comparison of Canadian GAAP and United States GAAP as applicable to the Company’s operations. Material variations in the accounting principles, practices and methods used in preparing these financial statements from principles, practices and methods accepted under United States GAAP are described and quantified below:

Oil and gas properties

Under Canadian GAAP, a ceiling test is performed using either average oil and gas prices or year end prices and is based on undiscounted future net revenues after deducting estimated general and administrative expenses.

Under United States GAAP, the Company must use year end oil and gas prices in arriving at future net revenues from oil and gas properties and these future net revenues are discounted at 10%. The ceiling test limitation calculated for the years ended December 31, 2002 and 2001 under United States GAAP does not materially affect the financial statements.

Mining operations

Under Canadian GAAP, it is appropriate to defer mineral property acquisition costs until a decision to abandon the property is made, it is determined that the property does not have economically recoverable reserves or that it is unlikely exploration activities will be pursued on the property. Under US GAAP, mineral property acquisition costs are expensed until it can be proven that economically viable reserves are present on the property and the company has the ability and intention to pursue exploitation of those reserves.

Stock-based compensation

Under United States GAAP, Statements of Financial Accounting Standards No. 123, “Accounting for Stock-based Compensation” (“SFAS 123”) requires companies to establish a fair market value based method of accounting for stock-based compensation plans. The Company has chosen to account for stock-based compensation using Accounting Principles Board Opinion No. 25 “Accounting for Stock Issued to Employees” (“APB 25”). Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company’s stock at the date of grant over the option price.

Under Canadian GAAP, the reporting of stock-based compensation expense in the Company’s financial statements was not required for the years ended December 31, 2001 and 2000. New accounting and disclosure standards were introduced under Canadian GAAP (Note 7) for the fiscal year ending December 31, 2002. Accordingly, there is no difference between Canadian GAAP and United States GAAP on the accounting for stock-based compensation for the year ended December 31, 2002.

Escrow shares

Under Canadian GAAP, shares issued with escrow restrictions are recorded at their issue price, with no revaluation upon release from escrow. Under United States GAAP, escrow shares which are to be released upon the Company meeting certain performance criteria are considered to be contingently issuable. Accordingly, these shares are excluded from the weighted average number of shares outstanding under United States GAAP until they are releasable, and the difference between the fair value of those shares at the time they become releasable from escrow and their original issue price is accounted for as compensation expense.

Six Months Ended June 30, 2003 (“Interim 2003”) compared to June 30, 2002 (“Interim 2002”).

The Company's expenses for the six months ended June 30, 2003 were $ 310,200 as compared to $60,132 for the six months ended June 30, 2002. The increase was due to a dramatic increase in business activities of the Company in the six months ending June 30, 2003 compared to the six months ended June 30, 2002. Management fees in the first six months of 2003 were $24,000, an increase of $9,000 from the first six months of 2002. Office and miscellaneous fees increased from $2,243 in the first six months of 2002 to $29,684 in the first six months of 2003. As a result of the mineral property option acquisition and a number of financings legal costs increased from $5,838 in the first 6 months in 2002 to $71,076 in the first six months in 2003. Travel cost increased by $31,729 in the first six months of 2003 as compared to the first six months of 2002 due to the travel costs to the Company’s mineral property as well as travel costs associated with raising capital for the Company. Wages and benefits were $79,483 in the six months in 2003 compared to nil in the fist six months in 2002 due to increased staffing needs.

Comparison of Canadian GAAP and United States GAAP

There was no difference in the Company’s statements of operations for the six month period ending June 30, 2003 between United States GAAP and Canadian GAAP. In the Company’s balance sheet the Capital Stock of the Company would have been $6,300,654 under United States GAAP as compared to $6,353,654 under Canadian GAAP. In addition the Additional Paid–in Capital under United States GAAP would have been $219,343 as compared to $71,762 under Canadian GAAP. Accordingly the Deficit under United States GAAP would have been $(6,245,906) compared to $(5,100,749) under Canadian GAAP.

Fiscal year ended December 31, 2002 compared to fiscal year ended December 31, 2001

As at December 31, 2002, the Company held cash and short-term deposits of $174,375 and had a working capital of $161,740 as compared to cash and short term deposits of $59,231 and working capital of $55,116 as at December 31, 2001. The increased level of cash and cash equivalent at the end of 2002 fiscal year was due largely to the exercise of warrants related to convertible notes issued in 2001.

In the year ending December 31, 2002 the Company wrote down its interest in the Little Bow, Alberta oil and gas properties from $316,815 to a nominal value of $1. During the 2002 fiscal year the Company acquired capital assets consisting of computer equipment and furniture valued at a total of $3,705 ($3,621 net of amortization). In addition the Company entered into a lease agreement for office space with annual lease commitments under the agreement of $12,452 for each of 2003, 2004 and 2005 fiscal years. In 2001, the Company had not purchased any capital assets nor leased any office premises.

In 2002 accounts payable and accrued liabilities increased by $17,216 over 2001 as a result of increased level of business activity by the Company during 2002.

Comparison of Canadian GAAP and United States GAAP.

Under United States GAAP the Capital Stock of the Company for the year ended December 31, 2002 would have been $4,825,986 as compared to $4,878,986 under Canadian GAAP. Additional paid-in capital under United States GAAP would be $219,343 as compared to $71,762 under Canadian GAAP and the Deficit would be $4,893,467 under United States GAAP as compared to $4,798,886 under Canadian GAAP.

Under United States GAAP the net income (loss) for the year ended December 31, 2002 would have been a loss of $594,471 as compared to a net loss of $506,134 under Canadian GAAP as a result of an adjustment for accreted interest on conversion of the convertible notes. Under United States GAAP the net income (loss) for the year ended December 31, 2001 would have been a loss of $114,012 as compared to a net loss of $107,768 under Canadian GAAP as a result of an adjustment for accreted interest on conversion of the convertible notes.

The weighted average number of shares outstanding under United States GAAP for the years ended December 31, 2002 and 2001 were 5,679,999 and 2,778,635, respectively, compared to 5,742,082 and 2,840,718 for each of the years 2002 and 2001 respectively under Canadian GAAP. There was no effect on basic and diluted earnings (loss) per share for the years ended December 31, 2002 and 2001.

Fiscal year ended December 31, 2001 compared to the fiscal year ended December 31, 2000

The Company's expenses for the year ended December 31, 2001 were $113,111 as compared to $61,639 for the fiscal year ended December 31, 2000 reflecting the Company's increased activity in the oil industry. The increase in expenses is predominantly attributable to increased professional fees from $20,890 in 2000 to $38,327 in 2001 and interest costs of $202 in 2001 to $25,684 in 2001 and regulatory fees from $8,420 in 2000 to $12,515 in 2001.

The Company incurred a net loss of $107,768 for the year ended December 31, 2001. During the fiscal year ended December 31, 2000, it incurred a net gain of $314,668 attributed primarily to a gain on settlement arising from a proposal the Company made to its creditors in early 2000.

The Company had interest income of $2,526 in the year ended December 31, 2001 and interest income of $15 in the year ended December 31, 2000. The Company had miscellaneous income of $2,817 in 2001 and incurred a gain of $376,292 in 2000 arising from a proposal the Company made to its creditors in early 2000. The Company incurred drilling costs of $312,476 and engineering costs of $4,339 in 2001 on its Little Bow oil play in Alberta Canada. The Company did not incur any mineral property acquisition, exploration costs during fiscal 2000.

Comparison of Canadian GAAP and United States GAAP.

Under United States GAAP the Capital Stock of the Company for the year ended December 31, 2001 would have been $4,118,069 as compared to $4,133,780 under Canadian GAAP. Additional paid-in capital under United States GAAP would be $147,581 as compared to $125,626 under Canadian GAAP and the Deficit would be $4,298,996 under United States CAAP as compared to $4,292,752 under Canadian GAAP.

Under United States GAAP the net income (loss) for the year ended December 31, 2001 would have been a loss of $114,012 as compared to a net loss of $107,768 under Canadian GAAP as a result of an adjustment for accreted interest on conversion of the convertible notes. There was no effect on the net income (loss) of the

Company for the year ended December 31, 2000.

The weighted average number of shares outstanding under United States GAAP for the years ended December 31, 2001 and 2000 were 2,778,635 and 2,766,306, respectively, compared to 2,840,718 and 2,828,389 for each of the years 2001 and 2000 respectively under Canadian GAAP. There was no effect on basic and diluted earnings (loss) per share for the years ended December 31, 2001 and 2000.

Fiscal year ended December 31, 2000 compared to the fiscal year ended December 31, 1999

The Company's expenses for the year ended December 31, 2000 were $61,639 as compared to $27,643 for the fiscal year ended December 31, 1999.

In 1999 the Company filed an assignment into bankruptcy in order to resolve and quantify claims from various creditors. In early 2000, the Company made a proposal to its creditors under provisions of the bankruptcy regulations. The proposal was accepted and received court approval on March 23, 2000. The total amount of cash paid to the Company’s creditors was $108,592. The effect of the acceptance of the proposal reduced accounts payable by $376,292 in 2000 and recorded a gain on settlement for a total of $376,292 in 2000. During the fiscal year ended December 31, 1999, the Company incurred a net loss of $319,764 arising from the acknowledgement of additional liabilities of $292,158.

The Company had interest income of $15 in the year ended December 31, 2000 and interest income of $37 in the year ended December 31, 1999. The Company did not have any other income in fiscal 2000 or 1999.

The Company did not incur any mineral property acquisition, exploration costs during fiscal 2000 or 1999.

Liquidity and Capital Resources

In management’s view, given the nature of the Company’s operation, which consists of exploration and evaluation of mining properties, the most meaningful financial information relates primarily to current liquidity and solvency. The Company’s financial success will be dependent upon the extent to which it can discover mineralization and the economic viability of developing the properties. Such development may take years to complete and the amount of resulting income, if any, is difficult to determine with any certainty. The sales value of any mineralization discovered by the Company is largely dependent upon factors beyond its control such as the market value of the metals produced.

The Company’s historical capital needs have been met by equity subscriptions. The Company does not expect to receive income from any of its properties in the foreseeable future. The Company does not now and does not in the future expect to engage in currency hedging to offset any risk of currency fluctuations.

As at the year ending December 31, 2002, the Company had working capital of $161,740.

On September 21, 2001, the Company issued units consisting of convertible notes in the aggregate principal amount of $605,200 together with 6,052,000 detachable share purchase warrants. The notes were non-interest bearing and were to mature on September 21, 2003. The holders of the convertible notes had the option to convert the notes into common shares of the Company at a conversion price of $0.10 until September 21, 2002 and $0.15 until September 21, 2003.

As at December 31, 2002, the Company has a working capital surplus of $161,740. During 2002 $515,200 of the convertible notes issued by the Company in 2001 were converted into 5,152,000 commons shares resulting in a decrease of $442,574 and $125,626 to convertible notes and equity component of convertible notes, respectively.

On April 2, 2003 the Company closed a private placement of 1,699,845 units at a price of $0.65 per unit to raise gross proceeds of $1,104,900. Each Unit consists of one common share and one non-transferable share purchase warrant entitling the warrant holder to acquire one additional common share from the Company for a period of one year at a price of $0.85 per share.

On August 22, 2003, the Company announced a private placement of up to 4,444,444 units of the Company at a price of $0.45 to raise proceeds of $2,000,000. Each unit will consist of one common share of the Company and one-half of one share purchase warrant, each whole share purchase warrant entitling the holder to acquire one additional common share of the Company for a period of two years at a price of $0.70 in the first year and $1.00 in the second year. This private placement is subject to acceptance by the Exchange.

On August 28, 2003, the Company announced a private placement of up to 1,090,385 units of the Company at a price of $0.52 to raise proceeds of $567,000. Each unit will consist of one common share of the Company and one-half of one share purchase warrant, each whole share purchase warrant entitling the holder to acquire one additional common share of the Company for a period of two years at a price of $0.70 in the first year and $1.00 in the second year. This private placement is subject to acceptance by the Exchange.

The Company is in the exploration stage on its mineral properties and therefore has no regular cash flow. The Company expects that its existing capital requirements arising from the evaluation of its existing mineral properties and fulfilling its exploration commitments for the next 18 months will be met from the Company's proposed equity financing announced on August 22, 2003 and August 29, 2003. After the completion of the two private placements the Company will have working capital in the approximate amount of $3,100,000. The Company expects that these funds will be expended as follows:

Description	Amount ($)
Proposed Exploration costs	1,000,000
Management Fees for the next 12 months	100,000
Overhead Costs for the next 12 months	350,000
Unallocated Working Capital	1,650,000
TOTAL	3,100,000

In the long term, the Company's financial success will be dependent on the extent to which it can discover mineralization and establish the economic viability of developing its properties. Such development may take years to complete and future cash flows, if any, are difficult to determine with any certainty. The realization value of any mineralization discovered by the Company is largely dependent on factors beyond the Company's control such as the market value of the metals produced, mining regulations in Canada and foreign exchange rates.

The Company presently has no producing properties, and the Company's material properties contain no known mineral reserves.

As at October 8, 2003, the Company has the following securities issued and outstanding: (i) 17,132,234 common shares; and (ii) 2,100,000 share purchase options. After the closing of the private placements announced by the Company on August 22, 2003 and August 28, 2003 it is anticipated that the Company will have the following securities issued and outstanding: (i) 22,667,063 common shares; (ii) 4,467,260 share purchase warrants; and (iii) 2,100,000 share purchase options.

Critical Accounting Policies

The preparation of financial statements in conformity with Canadian generally accepted accounting principles requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. As described below, significant estimates and assumptions are used in determining the application of the going concern concept and the deferral of costs incurred for mineral properties, deferred explorations and assets held for sale. The Company evaluates its estimates on an ongoing basis and bases them on various assumptions that are believed to be reasonable under the circumstances. The Company’s estimates form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

The Company believes the policies for mineral properties and deferred exploration are critical accounting policies that affect judgments and estimates used in the preparation of the Company’s financial statements. The Company has the option to capitalize its mineral acquisition and exploration costs under Canadian generally accepted accounting principles. The recoverability of mineral property and future deferred exploration expenditures is dependant upon the discovery of economically recoverable reserves and on the future profitable production or proceeds from disposition, of the Company’s properties.

Changes in circumstances in the future, many of which are outside of management’s control, will impact on the Company’s estimates of future recoverability of net amounts to be realized from their assets. Such factors include, but are not limited to, the availability of financing, the identification of economically recoverable reserves, co-venture decisions and developments, market prices of minerals, the Company’s plans and intentions with respect to is assets and other industry and competitor developments.

The Company has not yet begun exploring its mineral properties and has not yet determined whether the properties contain mineral reserves that are economically recoverable. Development of any property may take years to complete and the amount of resulting income, if any, is difficult to determine with any certainty. The sales value of any mineralization discovered by the Company is largely dependant upon factors beyond the Company’s control, such as the market value of minerals recovered.

New accounting pronouncements

In June 2001, the Financial Accounting Standards Board (“FASB”) approved the issuance of Statements of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” (“SFAS 142”). SFAS 142 requires that goodwill no longer be amortized to earnings, but instead be reviewed for impairment. The statement is effective for fiscal years beginning after December 15, 2001, and is required to be applied at the beginning of an entity's fiscal year and to be applied to all goodwill and other intangible assets recognized in its financial statements at that date. Impairment losses for goodwill and indefinite-lived intangible assets that arise due to the initial application of this statement (resulting from a transitional impairment test) are to be reported as resulting from a change in accounting principle. Under an exception to the date at which this statement becomes effective, goodwill and intangible assets acquired after June 30, 2001, will be subject immediately to the non-amortization and amortization provisions of this statement. This is substantially consistent with the CICA Handbook Section 3062 “Goodwill and Other Intangible Assets” which is effective for fiscal periods beginning on or after January 1, 2002.

In June 2001, FASB issued Statements of Financial Accounting Standards No. 143, “Accounting for Asset Retirement Obligations” (“SFAS 143”) that records the fair value of the liability for closure and removal costs associated with the legal obligations upon retirement or removal of any tangible long-lived assets. The initial recognition of the liability will be capitalized as part of the asset cost and depreciated over its estimated useful life. SFAS 143 is required to be adopted effective January 1, 2003. This is substantially consistent with the CICA Handbook Section 3110 “Asset Retirement Obligations” which is effective for fiscal periods beginning on or after January 1, 2004.

In August 2001, FASB issued Statements of Financial Accounting Standards No. 144, “Accounting for the Impairment on Disposal of Long-lived Assets” (“SFAS 144”), which supersedes Statements of Financial Accounting Standards No. 121, “Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed of”. SFAS 144 requires that long-lived assets that are to be disposed of by sale be measured at the lower of book value or fair value less cost to sell. Additionally, SFAS 144 expands the scope of discontinued operations to include all components of an entity with operations that (1) can be distinguished from the rest of the entity and (2) will be eliminated from the ongoing operations of the entity in a disposal transaction. SFAS 144 is effective for fiscal years beginning after December 15, 2001, and, generally, its provisions are to be applied prospectively. This is substantially consistent with the CICA Handbook Section 3475 “Disposal of Long-lived Assets and Discontinued Operations” which is effective for disposal activities initiated on or after May 1, 2003.

In April 2002, FASB issued Statements of Financial Accounting Standards No. 145, “Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections” (“SFAS 145”). SFAS 145 eliminates the requirement that gains and losses from the extinguishment of debt be aggregated and, if material, classified as an extraordinary item, net of the related income tax effect and eliminates an inconsistency between the accounting for sale-leaseback transactions and certain lease modifications that have economic effects that are similar to sale-leaseback transactions. Generally, SFAS 145 is effective for transactions occurring after May 15, 2002.

In June 2002, FASB issued Statements of Financial Accounting Standards No. 146, “Accounting for Costs Associated with Exit or Disposal Activities” (“SFAS 146”) that nullifies Emerging Issues Task Force No. 94-3, “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (Including Certain Costs Incurred in a Restructuring)” (“EITF 94-3”). SFAS 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred, whereby EITF 94-3 had recognized the liability at the commitment date to an exit plan. The provisions of this statement are effective for exit or disposal activities that are initiated after December 31, 2002 with earlier application encouraged. This is substantially consistent with the CICA EIC Abstract 135, “Accounting for Costs Associated with Exit and Disposal Activities (including Costs Incurred in a Restructuring)” which is effective for exit or disposal activities initiated after March 31, 2003.

In October 2002, FASB issued Statements of Financial Accounting Standards No. 147, “Accounting of Certain Financial Institutions – an amendment of FASB Statements No. 72 and 44 and FASB Interpretation No. 9” (“SFAS 147”). SFAS 147 requires the application of the purchase method of accounting to all acquisitions of financial institutions, except transactions between two or more mutual enterprises. SFAS 147 is effective for acquisitions for which the date of acquisition is on or after October 1, 2002. This is substantially consistent with the CICA Handbook Section 1581 “Business Combinations” which was effective for business combinations beginning on or after July 1, 2001.

In December 2002, FASB issued Statements of Financial Accounting Standards No. 148, “Accounting for Stock-Based Compensation – Transition and Disclosure – an amendment of FASB Statement No. 123” (“SFAS 148”). SFAS 148 amends FASB Statement No. 123 to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS 148 amends the disclosure requirements of FASB Statement No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. SFAS 148 is effective for fiscal years ending after December 15, 2002. This is substantially consistent with the CICA Handbook Section 3870 “Stock-based Compensation and Other Stock-based Payments” which was effective for fiscal periods beginning on or after January 1, 2002.

In April 2003, FASB issued Statements of Financial Accounting Standards No. 149 “Amendment of Statement 133 on Derivative Instrument and Hedging Activities” (“SFAS 149”). SFAS 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under FASB Statement No. 133 “Accounting for Derivative Instruments and Hedging Activities”. SFAS 149 is generally effective for contracts entered into or modified after June 30, 2003. This is substantially consistent with the CICA EIC Abstract 128 “Accounting for Trading, Speculative or Non-hedging Derivative Financial Instruments” which is effective for fiscal periods beginning on or after July 1, 2003.

In May 2003, FASB issued Statements of Financial Accounting Standards No. 150 “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity” (“SFAS 150”). SFAS 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003.

D.        Directors, Senior Management and Employees

1.        Directors and Senior Management

The following table sets forth certain information as of July 18, 2003 about the Company’s current directors and senior management:

Name	Age	Position	Other Reporting Companies in Canada or the United States
			Company	Position
Arthur Fisher	64	President and Director	Black Swan Gold Mines Ltd. Olympus Pacific Minerals Inc. Canden Capital Corp. Lysander Minerals Corporation	President/Chairman
and Director from
April 1985 to March
1999.
President from April
2000 to April 2003
and Director since
July, 1999.
President and
Director since 2000.
President and
Director since
September 1997.

Name	Age	Position	Other Reporting Companies in Canada or the United States
			Company	Position
			Bishop Resources Inc.	President and Director since August 2003.
Laurie Sadler	58	Director, formerly President and Secretary	N/A	N/A
Len Dennis	45	Director, formerly Secretary and Vice- President, Corporate Relations	CHC Helicopters International	Commercial Manager
Kim Evans	32	Secretary	Canden Capital Corp. Lysander Minerals Corporation	Secretary since 2002 Secretary since 2002

Arthur Fisher - President and Director

Mr. Fisher is a Professional Mining Engineer. He has been the President and a Director of the Company since November 6, 2002. He was the President and Chairman of the Board of Black Swan Gold Mines Ltd from April 1985 to March 1999. He has been the President and a Director of Lysander Minerals Corporation since September 1997. He was the President of Olympus Pacific Minerals Inc. from April 2000 to April 2003 and a Director since July 1999. He has been the President and a Director of Canden Capital Corp. since 2000. Mr. Fisher obtained a B.Sc Mining from the University of Edinburgh in 1963 and a P.Eng from the Institution of Professional Engineers of British Columbia in 1981.

Laurie Sadler - Director

Mr. Sadler is retired. He was the President and Secretary of the Company from April 10, 2000 to November 6, 2002 and has been a Director of the Company since November 3, 1994. Mr. Sadler was a Chartered Accountant with Sadler, Weismiller Spencer, Chartered Accountants from October 1, 1984 to June 30, 2001. Mr. Sadler obtained a Bachelor of Commerce from the University of British Columbia in 1968.

Len Dennis - Director

Mr. Dennis was the Secretary and Vice-President of the Company from November 3, 1994 to August 16, 1996 and has been a Director of the Company since April 10, 2000. Mr. Dennis has been a Director of Business Development/Commercial Manager of CHC Helicopters International since 1975.

Kim Evans - Secretary

Ms. Evans has been the Secretary of the Company since May 2003. Ms. Evans is a Certified General Accountant and obtained a Bachelor of Arts from the University of British Columbia in 1992.

Neither the Company nor any of its officers, directors or controlling shareholders has (i) been the subject of any penalties or sanctions imposed by a court relating to Canadian securities legislation or by a Canadian securities regulatory authority, (ii) entered into a settlement agreement with a Canadian securities regulatory authority, or (iii) been subject to any other penalties or sanctions imposed by a court or regulatory authority that would likely be considered important to a reasonable investor making an investment decision.

2.        Executive Compensation

There is presently one Executive Officer of the Company namely, Arthur Fisher (President). “Executive Officer” means the president, any vice-president in charge of a principal business unit such as sales, finance or production, any officer of the Company or a subsidiary who performs a policy-making function for the Company whether or not that person is also a director of the Company or the subsidiary, and the chairman and any vice-chairman of the board of directors of the Company if that person performs the functions of that office on a full-time basis.

Set out below is a summary of compensation paid during the Company’s three most recently completed financial years to the President of the Company, the former President of the Company and all Executive Officers receiving compensation in excess of $100,000 (collectively, “Named Executive Officers):

Summary Compensation Table

		Annual Compensation			Long Term Compensation
					Awards		Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compen- sation ($)	Securities Under Options/ SARs Granted (#)	Restricted Shares or Restricted Share Units ($)	Long Term Incentive Plan Payouts ($)	All Other Compen -sation ($)
Arthur Fisher, President(1)	2002 2001 2000	3,000(2) N/A N/A	Nil N/A N/A	Nil N/A N/A	200,000 N/A N/A	Nil N/A N/A	Nil N/A N/A	Nil N/A N/A
Laurie Sadler, Former President(3)	2002 2001 2000	31,000(4) 30,000(4) 17,500	Nil Nil Nil	Nil Nil Nil	150,000 Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil
Jonathan George, Former President(5)	2002 2001 2000	N/A N/A 12,500	N/A N/A Nil	N/A N/A Nil	N/A N/A Nil	N/A N/A Nil	N/A N/A Nil	N/A N/A Nil

(1)	Arthur Fisher was appointed President of the Company on November 6, 2002.
(2)	This amount was paid or accrued through a management company for services provided to the Company.
(3)	Laurie Sadler was appointed President of the Company on April 10, 2000 and resigned as President on November 6, 2003.
(4)	These amounts were paid or accrued through a management company for services provided to the Company.
(5)	Jonathan George resigned as President of the Company on April 10, 2000. Mr. George did not serve as an Executive Officer of the Company during the years ended December 31, 2001 and 2002.

Options and Stock Appreciation Rights (SARs)

The Company has no outstanding SARs. At the Company’s annual general meeting held on June 23, 1998, the shareholders of the Company approved the adoption of a stock option plan (the “Plan”) in order to provide the Company with a share related mechanism to enable the Company and its subsidiaries to attract, retain and motivate qualified directors and employees, to reward directors and employees for their contribution toward the long term goals of the Company and its subsidiaries and to enable and encourage such individuals to acquire shares of the Company as long term investments. At the Company’s annual general meeting held on May 25, 2001, shareholders of the Company approved certain amendments to the Plan, including the increase in the number of shares issuable under the Plan from 445,800 common shares to 565,677 common shares, the amendment of the vesting requirements of those stock options granted under the Plan to allow the options to vest as to one-third of the total option granted six months from the date that the option is granted, one-third of the total option granted 12 months from the date that the option is granted and one-third of the total option granted 18 months from the date that the option is granted and the amendment of the exercise price of those stock options granted under the Plan to be determined by the board of directors in its sole discretion, but shall not be less than the closing price of the Company’s shares traded through the facilities of the Exchange on the date prior to the date of grant, less allowable discounts, in accordance with the policies of the Exchange or, if the shares are no longer listed for trading on the Exchange, then such other exchange or quotation system on which the shares are listed or quoted for trading. At the Company’s annual general meeting held on July 11, 2002, shareholders of the Company approved the increase in the number of shares issuable under the Plan from 565,677 common shares to 795,677 common shares. At the Company’s annual general meeting held on April 15, 2003 shareholders of the Company approved the increase in the number of shares issuable under the Plan from 795,677 common shares to 2,466,047 common shares.

Stock option grants are determined by the Company's directors and may only be granted under the Plan and in compliance with applicable laws and regulatory policy. The policies of the Plan limit the granting of stock options to directors, officers, employees and consultants of the Company and provide limits on the length, number and exercise price of such options.

The following incentive stock options were granted to the Executive Officers during the last completed financial year:

Option/SAR Grants During the Most Recently Completed Financial Year

Name	Securities Under Options/SARs Granted (#)	% of Total Options/SARs Granted to Employees	%Exercise or Base Price ($/Security)	Market Value of Securities Underlying Options/SARs on the Date of Grant ($/Security)	Expiration Date
Arthur T. Fisher	200,000	45.97%	0.25	0.31	November 27, 2007
Laurie Sadler	150,000	34.48%	0.25	0.31	November 27, 2007

None of the incentive stock options granted to the Executive Officers during the last completed financial year have been exercised. The following table sets forth details of the financial year-end value of unexercised options on an aggregated basis:

Aggregated option exercises during the most recently completed financial year and financial year-end option values

Name	Securities Acquired or Exercised (#)	Aggregate Value Realized(1) ($)	Unexercised Options at December 31, 2002		Value of Unexercised in-the- Money Options at December 31, 2002
			Exercisable (#)	Unexercisable (#)	Exercisable ($)	Unexercisable ($)
Arthur T. Fisher	200,000	Nil	Nil	200,000	Nil	74,000
Laurie W. Sadler	150,000	Nil	Nil	150,000	Nil	55,500

(1)
“Aggregate Value Realized” is calculated by determining the difference between the market value of the securities underlying the options at the date of exercise and the exercise price of the options and is not necessarily indicative of the value (i.e. loss or gain) actually realized by the Executive Officers.

Option and SAR Repricings

No options or SARs have been repriced downward during the most recently completed financial year of the Company.

Compensation of Directors

The Company has no arrangements, standard or otherwise, pursuant to which directors are compensated by the Company for their services in their capacity as directors, or for committee participation, involvement in special assignments or for services as consultant or expert during the most recently completed financial year.

None of the Company’s directors have received any manner of compensation for services provided in their capacity as directors during the Company’s most recently completed financial year. The stock options and warrants listed above were not issued to officers, directors or senior management of the Company as part of a compensation plan.

Long Term Incentive Plan (LTIP) Awards

The Company does not have LTIP awards pursuant to which cash or non-cash compensation is intended to serve as an incentive for performance whereby performance is measured by reference to financial performance or the price of the Company’s securities, was paid or distributed.

Defined Benefit or Actuarial Plan Disclosure

The Company has no defined benefit or actuarial plans.

3.        Board Practices

The Board of Directors of the Company is currently comprised of Arthur Fisher, Laurie Sadler, and Len Dennis. Each director of the Company is elected annually and holds office until the next Annual General Meeting of the Members unless that person ceases to be a Director before then. The Board of Directors currently has one committee; the Audit Committee. The Audit Committee is comprised of Messrs. Fisher, Sadler and Dennis. This committee is responsible for reviewing the Company’s financial reporting procedures, internal controls and the performance of the Company’s external auditors. The committee is also responsible for reviewing quarterly financial statements and the annual financial statements.

Termination of Employment, Changes in Responsibility and Employment Contracts

The Company does not have any compensatory plan or arrangement which will result from the resignation, retirement or other termination of employment of any Directors and/or member of the Company’s administrative, supervisory or management bodies or from a change of control of the Company or a change in any of such persons’ responsibilities following a change of control.

4.        Employees

The Company currently has five (5) employees. One of the Company’s directors is a mining engineer. None of the Company’s current officers are employed directly by the Company, and all officers devote less than 20% of their time to the Company’s business.

5.        Share Ownership

The following table lists as of September 18, 2003, the share ownership of all of the Company’s Directors and members of its administrative, supervisory and management bodies. The Company has only one class of shares, common, with no par value and all of the common shares have the same voting rights.

Name	Number of Shares Held	Percentage of Shares Held (%) (1)	Number of Stock Options Held	Number of Share Purchase Warrants Held	Exercise Price ($)	Expiration Date
Arthur Fisher	271,000	1.97%	200,000 300,000	Nil	$0.25 $0.70	November 27, 2007 May 23, 2008
Laurie Sadler	646,600	3.77%	150,000 200,000	Nil	$0.25 $0.70	November 27, 2007 May 23, 2008
Len Dennis	140,884	0.01%	10,000 90,000	Nil	$0.25 $0.70	November 27, 2007 May 23, 2008
Kim Evans	2,000	0.00%	46,667 100,000	Nil	$0.25 $0.70	November 27, 2007 May 23, 2008

(1)	The percentage ownership is based on 17,132,234 shares outstanding as of October 8, 2003.

E.        Major Shareholders and Related Party Transactions

1.        Major Shareholders

As of October 8, 2003 to the best of the Company’s knowledge, the following parties have ownership of 5% or greater of the Company’s common shares, all of which have the same voting rights attached thereto as all other common shares of the Company:

Name	Number of Common Shares Held	Percentage of Common Shares Held
EH&P Investments AG	2,200,000	12.84%
Navtej Purewal	2,000,000	14.51%
Bank Sa. Oppenheim JR. & Cie. AG	1,944,000	11.35%

As of July 18, 2003 the Company had 181 shareholders of record of which 10,333,385 shares (representing 79% of the issued and outstanding share capital of the Company) were held by 146 shareholders of record resident in Canada.

Other than as disclosed above the Company is not aware of any other company, any foreign government or any other person, jointly or severally, that directly or indirectly controls the Company. The Company is not aware of any arrangements the operation of which may at a future date result in a change in control of the Company.

2.        Related Party Transactions

During the year ended December 31, 2000 the Company paid or accrued management fees of $30,000 to a company related to Laurie Sadler a director of the Company. In addition, Laurie Sadler, a director and officer of the Company advanced by way of non-interest bearing loans a total of $121,452 to Company. These advances had no stated dates of repayment.

During the year ended December 31, 2001 the Company paid or accrued management fees of $30,000 to a company controlled by Lauren Sadler the secretary of the Company.

During the year ended December 31, 2002, the Company paid management fees of $15,000 (2001-$30,000), consulting fees of $20,000 (2001 - $Nil), and office rent of $2,600 (2001 - $Nil) to a company controlled by, Laurie Sadler, a director of the Company. In addition, the Company paid $18,000 (2001 - $Nil) for accounting services provided by a company controlled by an officer of the Company.

F.        Financial Information

1.        Consolidated Statement and Other Financial Information

See Item 7 for the Company’s Financial Statements.

The Company knows of no pending legal or arbitration proceedings including those relating to bankruptcy, governmental receivership or similar proceeding and those involving any third party against it, nor is the

Company involved as a plaintiff in any material pending litigation.

The Company knows of no pending proceedings to which any director, member of senior management, or affiliate is either a party adverse to the Company or its subsidiaries or has a material interest adverse to the Company or its subsidiaries.

To the best of the management’s knowledge, the Company has not since the date of its incorporation, declared or paid any dividends, nor does it intend to declare any dividend for the foreseeable future.

2.        Significant Changes

Subsequent to the 2002 year end the Company closed on April 2, 2003 a private placement of 1,699,845 units at a price of $0.65 per unit to raise gross proceeds of $1,104,900. Each Unit consists of one common share and one non-transferable share purchase warrant entitling the warrant holder to acquire one additional common share from the Company for a period of one year at a price of $0.85 per share.

On August 22, 2003, the Company announced a private placement of up to 4,444,444 units of the Company at a price of $0.45 to raise proceeds of $2,000,000. Each unit will consist of one common share of the Company and one-half of one share purchase warrant, each whole share purchase warrant entitling the holder to acquire one additional common share of the Company for a period of two years at a price of $0.70 in the first year and $1.00 in the second year. This private placement is subject to acceptance by the Exchange.

On August 28, 2003, the Company announced an additional private placement of up to 1,090,385 units of the Company at a price of $0.52 to raise proceeds of $567,000. Each unit will consist of one common share of the Company and on-half of one common share purchase warrant, each whole share purchase warrant entitling the holder to acquire one additional common share of the Company for a period of two years at a price of $0.70 in the first year and $1.00 in the second year. This private placement is subject to acceptance by the Exchange.

G.        The Listing

The Common Shares of the Company are listed on the Exchange under the symbol “PMV”. The following table sets out the market price range of the Common Shares on the Exchange for each full quarterly period within each of the calendar years indicated:

Market Prices	High ($)	Low ($)	Volume
Annual High and Low 2002 2001 2000 1999 1998	0.77 0.15 0.05 0.05 0.36	0.03 0.03 0.01 0.01 0.02	2,786,209 610,000 613,000 2,855,425 5,162,105
Quarterly High and Low 1st Quarter – 2003 2nd Quarter - 2003 1st Quarter – 2002 2nd Quarter – 2002 3rd Quarter – 2002 4th Quarter – 2002	0.87 0.78 0.12 0.09 0.10 0.77	0.50 0.46 0.07 0.04 0.03 0.06	2,060,826 811,511 74,704 44,960 1,222,944 1,425,601

Market Prices	High ($)	Low ($)	Volume
1st Quarter – 2001 2nd Quarter – 2001 3rd Quarter – 2001 4th Quarter – 2001 1st Quarter – 2000 2nd Quarter – 2000 3rd Quarter – 2000 4th Quarter – 2000	n/a n/a 0.15 0.10 0.05 n/a n/a n/a	n/a n/a 0.10 0.03 0.01 n/a n/a n/a	n/a(1) n/a(1) 2,000 608,000 613,000 n/a(1) n/a(1) n/a (1)
Most Recent Six Months March 2003 April 2003 May 2003 June 2003 July 2003 August 2003	0.80 0.69 0.77 0.64 0.60 0.78	0.60 0.46 0.46 0.46 0.55 0.435	164,940 166,310 519,035 126,166 227,120 2,256,106

Notes:
(1)	Shares of the Company were suspended from trading from February 8, 2000 to September 19, 2001 due to failure to file interim financial statements.

There is no active trading market for the Common Shares in the United States, although United States residents may purchase Common Shares in Canada.

As a foreign private issuer the Company will be subject to certain of the reporting obligations of the Exchange Act including:

(1)
filing an annual report, on a Form 20-F, within 6 months after the end of the Company’s fiscal year end which form must include audited financial statements in compliance with US GAAP and US accounting standards; and

(2)
filing periodic reports on Form 6-K, any “significant information” with respect to the Company and its subsidiaries which the Company (i) is required to make public in its own country, (ii) has filed with a non-U.S. stock exchange on which the Company’s securities are traded and which the exchange has make public, or (iii) has distributed to holders of its securities, either directly or through a press release.

As a foreign private issuer the Company will not be subject to the reporting obligations of the proxy rules of Section 14 of the Exchange Act nor the short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

H.        Additional Information

1.        Share Capital

Authorized	- 100,000,000 common shares without par value
- 100,000,000 Class A voting preference shares, $10 par value
- 100,000,000 Class B voting preference shares, $50 par value

None of the Class A or B voting shares are issued and outstanding.

During the last three years the Company has issued the following common shares:

	Number of
Issued:	Common	Amount
	Shares
Balance, December 31, 1999	12,441,948	$3,822,098
Exercise of special warrants	1,700,000	221,682
Balance, December 31, 2000	14,141,948	4,043,780
Consolidation of share capital on 5:1 basis	2,828,389	4,043,780
Conversion of convertible notes	900,000	90,000
Balance, December 31, 2001	3,728,389	4,133,780
Conversion of Convertible notes	5,152,000	568,200
Exercise of warrants	1,250,000	187,500
Issuance costs	-	(10,494)
Balance, December 31, 2002	10,130,389	$4,878,986
Private Placement of Units, net	1,699,845	1,022,167
Exercise of Warrants	4,802,000	720,300
		340,000
Property Agreement	500,000
Balance, September 18, 2003	17,132,234	$6,961,453

In 2000 the Company consolidated its common share capital on the basis of 1 new common share for every 5 common shares issued and outstanding. The Company did not issue any common shares during 2000.

In 2001 the Company issued units consisting of convertible notes in the aggregate principal amount of $605,200 together with 6,052,000 detachable share purchase warrants. The notes are non-interest bearing and mature on September 21, 2003. The holders of the convertible notes will have the option to convert the notes into commons shares of the Company at $0.10 per share until September 21, 2002 and $0.15 from September 22, 2002 until September 21, 2003. Each share purchase warrant entitles the holder to purchase one common share of the Company at a price of $0.10 per share on or before September 21, 2002 and at a price of $0.15 per share until September 21, 2003. During the year $90,000 of the convertible notes were converted into 900,000 common shares.

Laurie Sadler and Len Dennis, directors of the Company acquired respectively 1,000,000 and 50,000 of the convertibles notes. A former director, Navetj Purewal acquired 1,000,000 of the convertible notes.

In 2002 the holders of convertible notes converted $515,200 of convertible notes into 5,152,000 common shares of the Company. Holders of share purchase warrants exercised the right to acquire 1,250,000 common shares of the Company and the Company received proceeds of $187,500.

Subsequent to the 2002 year end the Company issued 4,802,000 common shares at a price of $0.15 per share for gross proceeds of $720,300 pursuant to the exercise of warrants. In addition the Company closed on April 2, 2003 a private placement of 1,699,845 units at a price of $0.65 per unit to raise gross proceeds of

$1,104,900. Each Unit consists of one common share and one non-transferable share purchase warrant entitling the warrant holder to acquire one additional common share from the Company for a period of one year at a price of $0.85 per share.

2.        Options

As of October 8, 2003 options to purchase common shares of the Company were outstanding as follows:

Number Outstanding	Exercise Price	Expiry Date
795,000	$0.25	November 27, 2007
1,205,000	$0.70	May 23, 2008
100,000	$0.70	August 28, 2008

3.        Share Purchase Warrants

As at October 8, 2003, the Company had the following share purchase warrants outstanding to purchase shares of the Company as follows:

Number of Warrants Outstanding	Potential Number of Shares to be Issued	Exercisable Until	Exercise Price Per Share
1,699,845	1,699,845	April 4, 2004	$0.85

I.        Memorandum and Articles of Incorporation

1.        The Company’s objects and purposes as set forth in the Company’s Memorandum and Articles:

The Company’s Memorandum and Articles are silent as to the Company’s objects and purposes.

2.        Matters relating to Directors of the Company:

          (a)           Director's power to vote on a proposal, arrangement or contract in which the director is materially interested:

Article 15.03 of the Company Articles state: “Inasmuch as the directors of the Company are likely to be connected with other companies, corporations or associations with which from time to time the Company must or may have business dealings, no contract or other transaction between the Company and any other company, corporation or association shall be affected by the fact that directors of the Company are interested in or are shareholders, directors or officers of such other company, corporations or association.”

In addition the Company Act (British Columbia) provides that a Director who is, in any way, directly or indirectly interested in an existing or proposed contract or transaction with the Company or who holds any office or possesses any property whereby, whether directly or indirectly, a duty or interest might be created in conflict with his duty or interest as a Director shall declare the nature and extent of his interest in such contract or transactions or of the conflict or potential conflict with his duty and interest as a Director. A Director shall not vote in respect of any such contract or transaction with the Company in which he is interested and if he shall do so his vote shall not be counted, but he shall be counted in the quorum present at the meeting at which such vote is taken. The foregoing shall not apply to:

          (a) any such contract or transaction relating to a loan to the Company, which a Director or a specified corporation or a specified firm in which he has an interest has guaranteed or joined in guaranteeing the repayment of the loan or any part of the loan;

          (b) any contract or transaction made or to be made with, or for the benefit of a holding corporation or a subsidiary corporation of which a Director is a Director;

          (c) any contract by a Director to subscribe for or underwrite shares, debentures or debt obligations to be issued by the Company or a subsidiary of the Company, or any contract, arrangement or transaction in which a Director is, directly or indirectly, interested if all the other Directors are also, directly or indirectly interested in the contract, arrangements or transactions; or

          (d) determining the remuneration of the directors.

          (b) Directors' power, in the absence of an independent quorum, to vote compensation to themselves or any members of their body:

Part15.01 of the Company’s Articles provides that: "The remuneration of the Directors may from time to time be determined by the directors.” In addition Article 15.02 of the Company’s Articles provide that: “The Directors shall be reimbursed such reasonable traveling, hotel and other expenses as they may incur in and about the business of the Company and if any Director shall be required to perform extra services or should otherwise be specially occupied about the Company’s business, he shall be entitled to receive a remuneration to be fixed by the Board, or, at the option of such Director, by the Company in general meeting, and such remuneration may be either in addition to, or in substitution for any other remuneration that he may be entitled to receive and the same shall be charged as part of the ordinary working expenses.

          (c) Borrowing powers exercisable by the directors and how such borrowing powers can be varied:

Part 8.01 of the Company’s Articles provides that " The Directors may from time to time at their discretion authorize the Company to borrow any sum of money for the purposes of the Company and may raise or secure the repayment of that sum in such manner and upon such terms and conditions, in all respects, as they think fit, and in particular, and without limiting the generality of the foregoing & by the issue of bonds or debentures, on any mortgage or charge, whether specific or floating, or other security on the undertaking or the whole or any part of the property of the Company, both present and future”.

          (d) The Company’s Articles are silent with regard to the retirement or non-retirement of directors under an age limit requirement.

          (e) Number of shares, if any, required for qualification:

Part 12.3 of the Company’s Articles states that "A Director is not required to have any share qualification.”

3.        Rights, preferences and restrictions attaching to each class of shares:

          (a) Dividend rights, including time limit after which dividend entitlement lapses

Pursuant to Part 19 of the Company’s Articles, the Company’s shareholders, subject to the rights, privileges and restrictions attaching to a particular class of shares, have the right to receive dividends if, as and when declared by the Board of Directors. Neither the Company Act nor the Company’s Articles provides for lapses in dividend entitlement.

          (b) Voting rights; staggered re-election intervals; cumulative voting

Each of the Company’s Common Shares entitles the holder to one vote at any annual or special meting of shareholders. The Company’s Articles provide for election of directors on a rotation basis. The Company’s Shareholders do not have cumulative voting.

          (c) Rights to share in surplus in event of liquidation

In the event of the Company’s liquidation, dissolution or winding-up or other distribution of the Company’s assets, the holders of Common Shares will be entitled to receive, on a pro rata basis, all of the assets remaining after the Company’s liabilities have been paid out.

          (d) Other

Holders of the Company’s Common Shares do not have rights to share in the profits of the Company. There are no redemption or sinking fund provisions with respect to the Company’s Common Shares. Common shareholders have no liability as to further capital calls by the Company. There are no provisions discriminating against any existing or prospective holder of the Company’s Common Shares as a result of such shareholder owning a substantial number of the Company’s Common Shares. Holders of the Company’s Common Shares do not have pre-emptive rights.

4.        Actions necessary to change the rights of holders of the Company's stock:

In order to change the rights of holders of a class of the Company's stock, a vote of at least three-quarters of the issued and outstanding shares of that class is required.

5.        Conditions governing manner in which annual general meetings and extraordinary general meetings of shareholders are convoked, including conditions of admission:

Annual Meeting

Part 9 of the Company’s Articles states that "Subject to Article 10. 2 and to the Company Act the first annual general meeting shall be held within 15 months from the date of incorporation and thereafter an annual general meeting shall be held once in every calendar year at such time, not being more than 13 months after the holding of the last preceding annual general meeting and place as the Directors shall appoint.”

Special Meetings

Part 9.01 of the Company’s Articles states that: “The general meetings of the Company shall be held at such time and place as the directors appoint.”

Part 9.04 of the Company’s Articles provides that "Notice of a general meeting shall specify the place, the day and the hour of meeting, and, in case of special business, the general nature of that business. The accidental omission to give notice of any meeting to, or the non-receipt of any notice of any meeting entitled to receive notice shall not invalidate any proceedings at that meeting."

6.        Limitations on rights to own securities of the Company:

The Investment Canada Act (the "ICA"), enacted on June 20, 1985, requires prior notification to the Government of Canada on the "acquisition of control" of Canadian businesses by non-Canadians, as defined in the ICA. Certain acquisitions of control, discussed below, are reviewed by the Government of Canada. The term "acquisition of control" is defined as any one or more non-Canadian persons acquiring all or substantially all of the assets used in the Canadian business, or the acquisition of the voting shares of a Canadian corporation carrying on the Canadian business or the acquisition of the voting interests of an entity controlling or carrying on the Canadian business. The acquisition of the majority of the outstanding shares is deemed to be an "acquisition of control" of a corporation. The acquisition of less than a majority, but one-third or more, of the voting shares of a corporation is presumed to be an "acquisition of control" of a corporation unless it can be established that the purchaser will not control the corporation.

Investments requiring notification and review are all direct acquisitions of Canadian businesses with assets of Cdn. $5,000,000 or more (subject to the comments below on WTO investors), and all indirect acquisitions of Canadian businesses (subject to the comments below on WTO investors) with assets of more than Cdn. $50,000,000 or with assets of between Cdn. $5,000,000 and Cdn. $50,000,000 which represent more than 50% of the value of the total international transaction. In addition, specific acquisitions or new business in designated types of business activities related to Canada's cultural heritage or national identity could be reviewed if the Government of Canada considers that it is in the public interest to do so.

The ICA was amended with the implementation of the Agreement establishing the World Trade Organization ("WTO") to provide for special review thresholds for "WTO investors", as defined in the ICA. "WTO investor" generally means:

(a)	an individual, other than a Canadian, who is a national of a WTO member (such as, for example, the United States), or who has the right of permanent residence in relation to that WTO member;

(b)	governments of WTO members; and

(c)	entities that are not Canadian controlled, but which are WTO investor controlled, as determined by rules specified in the ICA.

The special review thresholds for WTO investors do not apply, and the general rules described above do apply, to the acquisition of control of certain types of businesses specified in the ICA, including a business that is a "cultural business". If the WTO investor rules apply, an investment in the shares of the Company by or from a WTO investor will be reviewable only if it is an investment to acquire control of the Company and the value of the assets of the Company is equal to or greater than a specified amount (the "WTO Review Threshold"). The WTO Review Threshold is adjusted annually by a formula relating to increases in the nominal gross domestic product of Canada. The 1999 WTO Review Threshold was $184,000,000.

If any non-Canadian, whether or not a WTO investor, acquires control of the Company by the acquisition of shares, but the transaction is not reviewable as described above, the non-Canadian is required to notify the Canadian government and to provide certain basic information relating to the investment. A non-Canadian, whether or not a WTO investor, is also required to provide a notice to the government on the establishment of a new Canadian business. If the business of the Company is then a prescribed type of business activity related to Canada's cultural heritage or national identity, and if the Canadian government considers it to be in the public interest to do so, then the Canadian government may give a notice in writing within 21 days requiring the investment to be reviewed.

For non-Canadians (other than WTO investors), an indirect acquisition of control, by the acquisition of voting interests of an entity that directly or indirectly controls the Company, is reviewable if the value of the assets of the Company is then Cdn. $50,000,000 or more. If the WTO investor rules apply, then this requirement does not apply to a WTO investor, or to a person acquiring the entity from a WTO investor. Special rules specified in the ICA apply if the value of the assets of the Company is more than 50% of the value of the entity so acquired. By these special rules, if the non-Canadian (whether or not a WTO investor) is acquiring control of an entity that directly or indirectly controls the Company, and the value of the assets of the Company and all other entities carrying on business in Canada, calculated in the manner provided in the ICA and the regulations under the ICA, is more than 50% of the value, calculated in the manner provided in the ICA and the regulations under the ICA, of the assets of all entities, the control of which is acquired, directly or indirectly, in the transaction of which the acquisition of control of the Company forms a part, then the thresholds for a direct acquisition of control as discussed above will apply, that is, a WTO Review Threshold of Cdn. $184,000,000 (in 1999) for a WTO investor or threshold of Cdn. $5,000,000 for a non-Canadian other than a WTO investor. If the value exceeds that level, then the transaction must be reviewed in the same manner as a direct acquisition of control by the purchase of shares of the Company.

If an investor is reviewable, an application for review in the form prescribed by the regulations is normally required to be filed with the Director appointed under the ICA (the "Director") prior to the investment taking place and the investment may not be consummated until the review has been completed. There are, however, certain exceptions. Applications concerning indirect acquisitions may be filed up to 30 days after the investment is consummated and applications concerning reviewable investments in culture-sensitive sectors are required upon receipt of a notice for review. In addition, the Minister (a person designated as such under the ICA) may permit an investment to be consummated prior to completion of the review, if he is satisfied that delay would cause undue hardship to the acquiror or jeopardize the operations of the Canadian business that is being acquired. The Director will submit the application to the Minister, together with any other information or written undertakings given by the acquiror and any representation submitted to the Director by a province that is likely to be significantly affected by the investment.

The Minister will then determine whether the investment is likely to be of net benefit to Canada, taking into account the information provided and having regard to certain factors of assessment where they are relevant. Some of the factors to be considered are:

(a)
the effect of the investment on the level and nature of economic activity in Canada, including the effect on employment, on resource processing, and on the utilization of parts, components and services produced in Canada;

(b)	the effect of the investment on exports from Canada;

(c)	the degree and significance of participation by Canadians in the Canadian business and in any industry in Canada of which it forms a part;

(d)	the effect of the investment on productivity, industrial efficiency, technological development, product innovation and product variety in Canada;

(e)	the effect of the investment on competition within any industry or industries in Canada;

(f)	the compatibility of the investment with national industrial, economical and cultural policies;

(g)
the compatibility of the investment with national industrial, economic and cultural policies taking into consideration industrial, economic and cultural objectives enunciated by the government or legislature of any province likely to be significantly affected by the investment; and

(h)	the contribution of the investment to Canada's ability to compete in world markets.

To ensure prompt review, the ICA sets certain time limits for the Director and the Minister. Within 45 days after a completed application has been received, the Minister must notify the acquiror that he is satisfied that the investment is likely to be of net benefit to Canada, or that he is unable to complete his review, in which case he shall have 30 additional days to complete his review (unless the acquiror agrees to a longer period), or he is not satisfied that the investment is likely to be of net benefit to Canada.

Where the Minister has advised the acquiror that he is not satisfied that the investment is likely to be of net benefit to Canada, the acquiror has the right to make representations and submit undertakings within 30 days of the date of the notice (or any other further period that is agreed upon between the acquiror and the Minister). On the expiration of the 30-day period (or the agreed extension), the Minister must quickly notify the acquiror that he is now satisfied that the investment is likely to be of net benefit to Canada or that he is not satisfied that the investment is likely to be of net benefit to Canada. In the latter case, the acquiror may not proceed with the investment or, if the investment has already been consummated, must divest itself of control of the Canadian business.

The ICA provides civil remedies for non-compliance with any provision. There are also criminal penalties for breach of confidentiality or providing false information.

Except as provided in the ICA, there are no limitations under the laws of Canada, the Province of British Columbia or in any constituent documents of the Company on the right of non-Canadians to hold or vote the common shares of the Company.

7.        Provisions of Company's articles, charter or by-laws that have the effect of delaying, deferring or preventing a change in control of the Company and that would operate only with respect to a merger, acquisition, or corporate restructuring involving the Company:

There are no limitations in the Company’s Memorandum or Articles.

8.        Provisions governing the ownership threshold above which shareholder ownership must be disclosed:

The British Columbia Securities Act provides that a person that has direct or indirect beneficial ownership of, control or direction over, or a combination of direct or indirect beneficial ownership of, and of control or direction over, securities of the issuer carrying more than 10% of the voting rights attached to all the issuer's outstanding voting securities must, within 10 days of becoming an "insider", file an insider report in the required form effective the date on which the person became an insider, disclosing any direct or indirect beneficial ownership of, or control or direction over, securities of the reporting issuer. The British Columbia Securities Act also provides for the filing of a report by an "insider" of a reporting issuer who acquires or transfers securities of the issuer. This insider report must be filed within 10 days of the date in which the change takes place.

The U.S. rules governing the ownership threshold above which shareholder ownership must be disclosed are more stringent than those under the British Columbia Securities Act. Section 13 of the Exchange Act imposes reporting requirements on persons who acquire beneficial ownership (as such term is defined in the Rule 13d-3 under the Exchange Act) of more than 5 per cent of a class of an equity security registered under Section 12 of the Exchange Act. In general, such persons must file, within 10 days after such acquisition, a report of beneficial ownership with the SEC containing the information prescribed by the regulations under Section 13 of the Exchange Act. This information is also required to be sent to the issuer of the securities and to each exchange where the securities are traded.

9.        Significant differences between law applicable to the Company and law of the United States.

See 8 above.

10.        Conditions imposed by the Company’s Memorandum and Articles that are more stringent than required by law.

None

Exchange Controls

There is no law or governmental decree or regulation in Canada that restricts the export or import of capital, or affects the remittance of dividends, interest or other payments to a non-resident holder of Common Shares, other than withholding tax requirements. See “Item 10(D) – Taxation.”

There is no limitation imposed by Canadian law or by the constituent documents of the Company on the right of a non-resident to hold or vote Common Shares, other than are provided in the Investment Canada Act (Canada). The following summarizes the principal features of the Investment Canada Act (Canada).

The Investment Canada Act (Canada) requires certain “non-Canadian” individuals, governments, corporations or other entities who wish to acquire a “Canadian business” (as defined in the Investment Canada Act), or establish a “new Canadian business” (as defined in the Investment Canada Act) to file either a notification or an application for review with a governmental agency known as “Investment Canada”. The Investment Canada Act requires that certain acquisitions of control by a Canadian business by a “non-Canadian” must be reviewed and approved by the Minister responsible for the Investment Canada Act on the basis that the Minister is satisfied that the acquisition is “likely to be of net benefit to Canada”, having regard to criteria set forth in the Investment Canada Act. Only acquisitions of control rules for the determination of whether control has been acquired and, pursuant to those rules, the acquisition of one-third or more of the voting shares of a corporation may, in some circumstances, be considered to constitute an acquisition of control. Certain reviewable acquisitions of control may not be implemented before being approved by the Minister; if the Minister does not ultimately approve a reviewable acquisition which has been completed, the acquired Canadian business would be divested. Failure to comply with the review provisions of the Investment Canada Act could result in, among other things, an injunction or a court order directing disposition of assets or shares.

Taxation

Material Canadian Federal Income Tax Consequences

Management of the Company considers that the following discussion describes the material Canadian federal income tax consequences applicable to a holder of Common Stock of the Company who is a resident of the United States and who is not a resident of Canada and who does not use or hold, and is not deemed to use or hold, his shares of Common Stock of the Company in connection with carrying on a business in Canada (a "non-resident shareholder").

This summary is based upon the current provisions of the Income Tax Act (Canada) (the "ITA"), the regulations thereunder (the "Regulations"), the current publicly announced administrative and assessing policies of Revenue Canada, Taxation and all specific proposals (the "Tax Proposals") to amend the ITA and Regulations announced by the Minister of Finance (Canada) prior to the date hereof. This description is not exhaustive of all possible Canadian federal income tax consequences and, except for the Tax Proposals, does not take into account or anticipate any changes in law, whether by legislative, governmental or judicial action

Dividends

Dividends paid on the common stock of the Company to a non-resident will be subject to withholding tax. The Canada-U.S. Income Tax Convention (1980) provides that the normal 25% withholding tax rate is reduced to 15% on dividends paid on shares of a corporation resident in Canada (such as the Company) to residents of the United States, and also provides for a further reduction of this rate to 5% where the beneficial owner of the dividends is a corporation which is a resident of the United States which owns at least 10% of the voting shares of the corporation paying the dividend.

Capital Gains

In general, a non-resident of Canada is not subject to tax under the ITA with respect to a capital gain realized upon the disposition of a share of a corporation resident in Canada that is listed on a prescribed stock exchange. For purposes of the ITA, the Company is listed on a prescribed stock exchange. Non-residents of Canada who dispose of shares of the Company will be subject to income tax in Canada with respect to capital gains if:

(a)	the non-resident holder;

(b)	persons with whom the non-resident holder did not deal at arm's length; or

(c)	the non-resident holder and persons with whom the non-resident holder did not deal with at arms length,

owned not less than 25% of the issued shares of any class or series of the Company at any time during the five-year period preceding the disposition. In the case of a non-resident holder to whom shares of the Company represent taxable Canadian property and who is resident in the United States, no Canadian taxes will be payable on a capital gain realized on such shares by reason of the Canada-U.S. Income Tax Convention (1980) (the "Treaty") unless the value of such shares is derived principally from real property situated in Canada. However, in such a case, certain transitional relief under the Treaty may be available.

Material United States Federal Income Tax Considerations

The following discussion summarizes the material United States federal income tax consequences, under current law, applicable to a U.S. Holder (as defined below) of the Company's common stock. This discussion does not address consequences peculiar to persons subject to special provisions of federal income tax law, such as tax-exempt organizations, qualified retirement plans, financial institutions, insurance companies, real estate investment trusts, regulated investment companies, broker-dealers, non resident alien individuals or foreign corporations, or shareholders owning common stock representing 10% of the vote and value of the Company. In addition, this discussion does not cover any state, local or foreign tax consequences.

The following discussion is based upon the sections of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, published Internal Revenue Service ("IRS") rulings, published administrative positions of the IRS and court decisions that are currently applicable, any or all of which could be materially and adversely changed, possibly on a retroactive basis, at any time. In addition, this discussion does not consider the potential effects, both adverse and beneficial of recently proposed legislation which, if enacted, could be applied, possibly on a retroactive basis, at any time. Holders and prospective holders of the Company's Common Stock are advised to consult their own tax advisors about the federal, state, local and foreign tax consequences of purchasing, owning and disposing of shares of Common Stock of the Company.

U.S. Holders

As used herein, a "U.S. Holder" is defined as (i) citizens or residents of the U.S., or any state thereof, (ii) a corporation or other entity created or organized under the laws of the U.S., or any political subdivision thereof, (iii) an estate the income of which is subject to U.S. federal income tax regardless of source or that is otherwise subject to U.S. federal income tax on a net income basis in respect of the common stock, or (iv) a trust whose administration is subject to the primary supervision of a U.S. court and which has one or more U.S. fiduciaries who have the authority to control all substantial decisions of the trust, whose ownership of common stock is not effectively connected with the conduct of a trade or business in the United States and shareholders who acquired their stock through the exercise of employee stock options or otherwise as compensation.

Distributions on Shares of Common Stock

Subject to the passive foreign investment company rules discussed below, for cash dividends, the gross amount of any such distribution (other than in liquidation) that you receive with respect to our common shares generally will be taxed to you as dividend income to the extent such distribution does not exceed our current or accumulated earnings and profits (“E&P”), as calculated for U.S. federal income tax purposes. Such income will be includable in your gross income as ordinary income on the date of receipt, without reduction for any Canadian income tax withheld from such distributions. Such Canadian tax withheld may be credited, subject to certain limitations, against the U.S. Holder's United States federal income tax liability or, alternatively, may be deducted in computing the U.S. Holder's United States federal taxable income by those who itemize deductions. (See more detailed discussion at "Foreign Tax Credit" below.)

Under the tax law recently enacted in the United States, dividends received by individuals in their tax years beginning on January 1, 2003 from “qualified foreign corporations” are taxed at the rate of 5% (zero, in 2008) or 15%, depending upon the particular taxpayer’s U.S. federal income tax bracket. This law sunsets after December 31, 2008, at which time dividends will be taxed at the ordinary income tax rates of up to 35%. A foreign corporation is a “qualified foreign corporation” with respect to its stock that is traded on an established securities market in the United States, provided that the foreign corporation is not a “foreign personal holding company,” a “foreign investment company” or a “passive foreign investment company,” as defined under the U.S federal income tax law.

To the extent any distribution exceeds our E&P, the distribution will first be treated as a tax-free return of capital to the extent of your adjusted tax basis in our common shares and will be applied against and reduce such basis on a dollar-for-dollar basis (thereby increasing the amount of gain and decreasing the amount of loss recognized on a subsequent disposition of such shares). To the extent that such distribution exceeds your adjusted tax basis, the distribution will be taxed as gain recognized on a sale or exchange of our common shares.. Preferential tax rates for long-term capital gains are applicable to a U.S. Holder which is an individual, estate or trust. There are currently no preferential tax rates for long-term capital gains or a U.S. Holder which is a corporation.

Foreign Tax Credit

A U.S. Holder who pays (or has withheld from distributions) Canadian income tax with respect to the ownership of the Company's common stock may be entitled, at the option of the U.S. Holder, to either a deduction or a tax credit for such foreign tax paid or withheld. Generally, it will be more advantageous to claim a credit because a credit reduces United States federal income taxes on a dollar-for-dollar basis, while a deduction merely reduces the taxpayer's income subject to tax. This election is made on a year-by-year basis and applies to all foreign taxes paid by (or withheld from) the U.S. Holder during that year.

Subject to certain limitations, Canadian taxes withheld will be eligible for credit against the U.S. Holder's United States federal income taxes. Under the Code, the limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. Dividends paid by the Company generally will be either "passive" income or "financial services" income, depending on the particular U.S. Holder's circumstances. Foreign tax credits allowable with respect to each class of income cannot exceed the U.S. federal income tax otherwise payable with respect to such class of income. The consequences of the separate limitations will depend on the nature and sources of each U.S. Holder's income and the deductions appropriately allocated or apportioned thereto. The availability of the foreign tax credit and the application of the limitations on the credit are fact specific and holders and prospective holders of common stock are advised to consult their own tax advisors regarding their individual circumstances.

Disposition of Shares of Common Stock

A U.S. Holder will recognize gain or loss upon the sale of shares of common stock equal to the difference, if any, between

(a)	the amount of cash plus the fair market value of any property received; and

(b)	the shareholder's tax basis in the common stock.

This gain or loss will be capital gain or loss if the shares are a capital asset in the hands of the U.S. Holder, and such gain or loss will be long-term capital gain or loss if the U.S. Holder has held the common stock for more than one year. Gains and losses are netted and combined according to special rules in arriving at the overall capital gain or loss for a particular tax year. Deductions for net capital losses are subject to significant limitations. For U.S. Holders who are individuals, any unused portion of such net capital loss may be carried over to be used in later tax years until such net capital loss is thereby exhausted. For U.S. Holders which are corporations (other than corporations subject to Subchapter S of the Code), an unused net capital loss may be carried back three years from the loss year and carried forward five years from the loss year to be offset against capital gains until such net capital loss is thereby exhausted.

Other Considerations

The Company has not determined whether it meets the definition of a "passive foreign investment company" (a "PFIC"). It is unlikely that the Company meets the definition of a "foreign personal holding company" (a "FPHC") or a "controlled foreign corporation" (a "CFC") under current U.S. law.

If more than 50% of the voting power or value of the Company were owned (actually or constructively) by U.S. Holders who each owned (actually or constructively) 10% or more of the voting power of the Company's common shares ("10% Shareholders"), then the Company would become a CFC and each 10% Shareholder would be required to include in its taxable income as a constructive dividend an amount equal to its share of certain undistributed income of the Company. If (1) more than 50% of the voting power or value of the Company's common shares were owned (actually or constructively) by five or fewer individuals who are citizens or residents of the United States and (2) 60% or more of the Company's income consisted of certain interest, dividend or other enumerated types of income, then the Company would be a FPHC. If the Company were a FPHC, then each U.S. Holder (regardless of the amount of the Company's Common Shares owned by such U.S. Holder) would be required to include in its taxable income as a constructive dividend its share of the Company's undistributed income of specific types.

If 75% or more of the Company's annual gross income has ever consisted of, or ever consists of, "passive" income or if 50% or more of the average value of the Company's assets in any year has ever consisted of, or ever consists of, assets that produce, or are held for the production of, such "passive" income, then the Company would be or would become a PFIC. The Company has not provided assurances that it has not been and does not expect to become a PFIC. Please note that the application of the PFIC provisions of the Code to mining companies is somewhat unclear.

If the Company were to be a PFIC, then a U.S. Holder would be required to pay an interest charge together with tax calculated at maximum tax rates on certain "excess distributions" (defined to include gain on the sale of stock) unless such U.S. Holder made an election either to (1) include in his or her taxable income certain undistributed amounts of the Company's income or (2) mark to market his or her Company common shares at the end of each taxable year as set forth in Section 1296 of the Code.

Information Reporting and Backup Withholding

U.S. information reporting requirements may apply with respect to the payment of dividends to U.S. Holders of the Company's shares. Under Treasury regulations currently in effect, non-corporate holders may be subject to backup withholding at a 31% rate with respect to dividends when such holder (1) fails to furnish or certify a correct taxpayer identification number to the payor in the required manner, (2) is notified by the IRS that it has failed to report payments of interest or dividends properly or (3) fails, under certain circumstances, to certify that it has been notified by the IRS that it is subject to backup withholding for failure to report interest and dividend payments.

Documents on Display

The Documents concerning the Company which are referred to in this Form 8-K are either annexed hereto as exhibits (See Item 19) or may be inspected at the principal offices of the Company.

Dividends and paying agents

N/A

Statements by Experts

The financial statements for the last three fiscal years of the Company have been audited by Davidson & Company, Chartered Accountants, of 1200 - 609 Granville Street, Vancouver, British Columbia as stated in their reports appearing herein, and are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing and their consent and authorization.

The consent of E.V. Black, M.Sc., P.Eng, author of the Technical Report entitled “Technical Evaluation Report on the Asankrangwa Gold Belt of Ghana, West Africa” has been obtained to use excerpts of his report in this Form 8-K.

Quantitative and Qualitative Disclosures About Market Risk

Qualitative Information about Market Risk

Currency Exchange Rate Sensitivity

The results of the Company’s operations are subject to currency transnational risk and currency transaction risk. Regarding currency transnational risk, the operating results and financial position of the Company are reported in Canadian dollars in the Company’s financial statements. The fluctuation of the US dollar in relation to the Canadian dollar will therefore have an impact upon the profitability of the Company and may also affect the value of the Company’s assets and the amount of shareholders’ equity.

In regards to transaction risk, the Company’s functional currency is the Canadian dollar and its activities are predominantly executed using the Canadian dollar. The Company incurs a relatively small portion of its expenses in U.S. dollars. The Company’s common shares are listed on the TSX Venture Exchange and are bought and sold in Canadian dollars. The Company has not entered into any agreements or purchased any instruments to hedge any possible currency risks at this time.

Interest Rate Sensitivity

The Company currently has no short term or long term debt requiring interest payments. As a result, the Company has not entered into any agreement or purchased any instrument to hedge against possible interest rate risks at this time.

Commodity Price Sensitivity

The future revenue and profitability of the Company will be dependent, to a significant extent, upon prevailing spot market prices for gold. In the past gold prices have been volatile. Prices are subject to wide fluctuations in response to changes in supply of and demand for gold, market uncertainty and a variety of additional factors that are beyond the control of the Company. The Company’s properties are in the exploration phase and accordingly the Company is not generating any operating revenues and is therefore not subject to any short term volatility in the prices of gold. As the Company is in the exploration phase, the above factors have had no material impact on operations or income. No futures or forward contracts have been entered into by the Company.

Indemnification of Directors and Officers

Section 128 of the Company Act of British Columbia provides that a corporation may, with the approval of the court, indemnify a person who is a director or former director of the company against all costs, charges and expenses, including an amount to settle an action or satisfy a judgment, actually and reasonably incurred by the person because of being or having been a director, if the person acted honestly and in good faith with a view to the best interests of the corporation and in the case of criminal or administrative action or proceeding, the person had reasonable grounds for believing that the person’s conduct was lawful.

DISCLOSURE OF OPINION OF SECURITIES AND EXCHANGE COMISSION REGARDING INDEMNIFICATION FOR SECURITIES ACT LIABILITIES INSOFAR AS INDEMNIFICATION FOR LIABILITIES OCCURRING PURSUANT TO THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, THE COMPANY HAS BEEN INFORMED THAT IT IS THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION THAT SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE SECURITIES ACT OF 1933 AND IS, THEREFORE, UNENFORCEABLE.

ITEM 3.        BANKRUPTCY OR RECEIVERSHIP.

Not Applicable

ITEM 4.        CHANGES IN REGISTRANT’S ACCOUNTANT.

As a result of the Merger, Davidson & Company, Chartered Accountants of Vancouver, British Columbia, Canada became the accountant for the successor issuer, the Company effective September 28, 2003.

The prior accountant of Columbia, Amisano Hanson resigned as the auditor for Columbia on September 28, 2003. Amisano Hanson 's report on the financial statements for Columbia for the 2002 year end did not contain an adverse opinion or disclaimer of opinion or was modified as to uncertainty, audit scope, or accounting principles. Furthermore there were no disagreements between Columbia and Amisano Hanson on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

ITEM 5.        OTHER EVENTS.

Successor Issuer Election

Upon effectiveness of the Merger on September 26, 2003, pursuant to Rule 12g-3(a) of the General Rules and Regulations of the SEC, the Company became the successor issuer to Columbia for reporting purposes under the 1934 Act and elects to report under the 1934 Act effective September 28, 2003.

Foreign Private Issuer

As a foreign private issuer the Company will be exempt from the rules under the 1934 Act, as amended prescribing the furnishing and content of proxy statements, and officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the said 1934 Act.

The Company will furnish its shareholders with its annual reports, which will include a review of operations and annual audited financial statements prepared in conformity with U.S. GAAP.

Jurisdiction

The Company is a British Columbia corporation. All of its directors and officers are residents of Canada and a significant part of its assets are, or will be, located outside of the United States. As a result, it may be difficult for shareholders resident in the United States to effect service within the United States upon the Company, directors, officers or experts who are not residents of the United States, or to realize in the United States judgments of courts of the United States predicated upon civil liability of any of the Company, directors or officers under the United States federal securities laws. Accordingly, United States shareholders may be forced to bring actions against the Company and its respective directors and officers under British Columbia law and in British Columbian courts in order to enforce any claims that they may have against the Company or its directors and officers. Subject to necessary registration under applicable provincial corporate statutes in the case of a corporate shareholder, British Columbian courts do not restrict the ability of non-resident persons to sue in their courts

ITEM 6.        RESIGNATION OF DIRECTORS AND EXECUTIVE OFFICERS.

The officer and director of Columbia, Colin Watt resigned such offices as a result of the merger with the Subsidiary. The officers and directors of the Company will continue as the officers and directors of the Company as a successor issuer.

ITEM 7.        FINANCIAL STATEMENTS

Index to Financial Statements.

Audited Financial Statements of the Company

Audited Balance Sheets as at December 31, 2002 and 2001

Audited Statement of Operations for the years ended December 31, 2002, 2001 and 2000

Audited Statement of Changes in Stockholders Equity (deficiency) for the years ended December 31, 2002, 2001 and 2000

Audited Statements of Cash Flows for the years ended December 31, 2002, 2001 and 2000

Notes to the Audited Financial Statements for the years ended December 31, 2002, 2001 and 2000

Unaudited Financial Statements of the Company

Balance Sheets for the six months ended June 30, 2003 and 2002

Statements of Operation and Deficit for the six months ended June 30, 2003 and 2002.

Statement of Cash Flows for the six months ended June 30, 2003 and 2002.

Notes to the Financial Statements for the six months ended June 30, 2003 and 2002.

(b) Index to Exhibits.

Copies of the following documents are filed with this Form 8K as exhibits:

3.1	Memorandum and Articles of Incorporation

10.1	Certificates of Name Change

10.2	Merger Agreement between the Company and Columbia Hunter Capital Corp.

10.3	Letter Agreement between the Company and Goknek dated November 22, 2002.

10.4	Stock Option Plan

23.1	Consent of auditors

23.2	Consent of E.V. Black regarding the using of excerpts of the Technical Report on the Goknet Properties

SIGNATURES

              The registrant hereby certifies that it meets all of the requirements for filing on Form 8-K and that it has duly caused and authorized the undersigned to sign this Form 8-K on its behalf.

Dated: October 8, 2003		PMI VENTURES LTD.

	By:	/s/ Arthur Fisher
ARTHUR FISHER,
President

PMI VENTURES LTD.
(An Exploration Stage Company)

FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)

DECEMBER 31, 2002

DAVIDSON & COMPANY	Chartered Accountants	A Partnership of Incorporated Professionals

INDEPENDENT AUDITORS' REPORT

To the Shareholders of
PMI Ventures Ltd.

We have audited the balance sheets of PMI Ventures Ltd. as at December 31, 2002 and 2001 and the statements of operations, changes in stockholders’ equity (deficiency) and cash flows for the years ended December 31, 2002, 2001 and 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian and United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2002 and 2001 and the results of its operations and its cash flows for the years ended December 31, 2002, 2001 and 2000 in accordance with Canadian generally accepted accounting principles. As required by the Company Act of British Columbia, we report that, in our opinion, these principles have been applied on a consistent basis.

"DAVIDSON & COMPANY"
Vancouver, Canada	Chartered Accountants

February 19, 2003

COMMENTS BY AUDITORS FOR U.S. READERS ON CANADA –
U.S. REPORTING DIFFERENCE

In the United States, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when the financial statements are affected by conditions and events that cast substantial doubt on the Company's ability to continue as a going concern, such as those described in Note 1 to the financial statements. Our report to the shareholders dated February 19, 2003 is expressed in accordance with Canadian reporting standards which do not permit a reference to such events and conditions in the auditors' report when these are adequately disclosed in the financial statements.

"DAVIDSON & COMPANY"
Vancouver, Canada	Chartered Accountants

February 19, 2003

A Member of SC INTERNATIONAL
1200 - 609 Granville Street, P.O. Box 10372, Pacific Centre, Vancouver, BC, Canada, V7Y 1G6
Telephone (604) 687-0947 Fax (604) 687-6172

PMI VENTURES LTD.
(An Exploration Stage Company)
BALANCE SHEETS
(Expressed in Canadian Dollars)
AS AT DECEMBER 31

	2002	2001

ASSETS

Current
Cash and cash equivalents	$174,375	$59,231
Receivables	7,452	-
Prepaid expenses	4,151	2,907

Total current assets	185,978	62,138

Oil and gas properties (Note 3)	1	316,815

Capital assets (Note 5)	3,621	-

Total assets	$189,600	$378,953

- Continued -

The accompanying notes are an integral part of these financial statements.

PMI VENTURES LTD.
(An Exploration Stage Company)
BALANCE SHEETS
(Expressed in Canadian Dollars)
AS AT DECEMBER 31

	2002	2001

Cont’d…

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIENCY)

Current
Accounts payable and accrued liabilities	$24,238	$7,022

Convertible notes (Notes 6 and 9)	-	405,277

Total liabilities	24,238	412,299

Shareholders' equity (deficiency)
Capital stock (Note 7)
Authorized
100,000,000 common shares, without par value
100,000,000 Class A voting preference shares, $10 par value each
100,000,000 Class B voting preference shares, $50 par value each

Issued and outstanding
10,130,389 common shares (2001 – 3,728,389)	4,878,986	4,133,780

Subscriptions received in advance	13,500	-
Equity component of convertible notes (Note 6)	-	125,626
Contributed surplus	71,762	-
Deficit	(4,798,886)	(4,292,752)

Total shareholders’ equity (deficiency)	165,362	(33,346)

Total liabilities and shareholders’ equity (deficiency)	$189,600	$378,953

Nature and continuance of operations (Note 1)
Commitment (Note 13)
Subsequent events (Note 15)

On behalf of the Board:

_____________________________________________ Director	_____________________________________________ Director

The accompanying notes are an integral part of these financial statements.

PMI VENTURES LTD.
(An Exploration Stage Company)
STATEMENTS OF OPERATIONS
(Expressed in Canadian Dollars)
YEAR ENDED DECEMBER 31

	2002	2001	2000

EXPENSES
Amortization and depletion	$4,666	$-	$-
Bank charges and interest	262	9,981	202
Engineering consulting	32,074	-	-
Interest on convertible notes	37,297	15,703	-
Investor relations	3,504	-	-
Management fees (Note 9)	55,600	30,000	30,000
Office and miscellaneous	4,170	5,991	2,127
Professional fees	21,109	38,327	20,890
Transfer agent and regulatory fees	9,878	12,515	8,420
Travel and promotion	12,146	594	-
Wages and benefits	24,384	-	-

Total expenses	(205,090)	(113,111)	(61,639)

OTHER ITEMS
Gas sales, net of cost	9,206	2,817	-
Other income	1,982	2,526	15
Write-down of oil and gas properties (Note 3)	(312,232)	-	-
Litigation settlement (Note 8)	-	-	376,292

Total other items, net	(301,044)	5,343	376,307

Net income (loss) for the year	$(506,134)	$(107,768)	$314,668

Basic and diluted earnings (loss) per common share	$(0.09)	$(0.04)	$0.11

Basic and diluted weighted average number of
common shares outstanding	5,742,082	2,840,718	2,828,389

The accompanying notes are an integral part of these financial statements.

PMI VENTURES LTD.
(An Exploration Stage Company)
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)
(Expressed in Canadian dollars)

	Capital Stock
			Equity
			Component of	Subscriptions
	Number		Convertible	Received	Contributed
	of Shares	Amount	Notes	In Advance	Surplus	Deficit	Total

Balance, December 31,
1999	14,141,948	$4,043,780	$-	$-	$-	$(4,499,652)	$(455,872)

Net income for the year	-	-	-	-	-	314,668	314,668

Balance, December 31,
2000	14,141,948	4,043,780	-	-	-	(4,184,984)	(141,204)

Share consolidation (5:1)	(11,313,559)	-	-	-	-	-	-

Issued for conversion of
convertible notes	900,000	90,000	-	-	-	-	90,000

Equity component of
convertible notes	-	-	125,626	-	-	-	125,626

Loss for the year	-	-	-	-	-	(107,768)	(107,768)

Balance, December 31,
2001	3,728,389	4,133,780	125,626	-	-	(4,292,752)	(33,346)

Issued for conversion of
convertible notes	5,152,000	568,200	(125,626)	-	-	-	442,574

Exercise of warrants	1,250,000	187,500	-	-	-	-	187,500

Share issuance costs	-	(10,494)	-	-	-	-	(10,494)

Share subscriptions
received	-	-	-	13,500	-	-	13,500

Stock-based compensation	-	-	-	-	71,762	-	71,762

Loss for the year	-	-	-	-	-	(506,134)	(506,134)

Balance, December 31,
2002	10,130,389	$4,878,986	$-	$13,500	$71,762	$(4,798,886)	$165,362

The accompanying notes are an integral part of these financial statements.

PMI VENTURES LTD.
(An Exploration Stage Company)
STATEMENTS OF CASH FLOWS
(Expressed in Canadian Dollars)
YEAR ENDED DECEMBER 31

	2002	2001	2000

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss) for the year	$(506,134)	$(107,768)	$314,668
Items not affecting cash:
Amortization and depletion	4,666	-	-
Write-down of oil and gas properties	312,232	-	-
Accretion of liability component of convertible notes	37,297	15,703	-
Stock-based compensation	71,762	-	-
Litigation settlement	-	-	(376,292)

Changes in non-cash working capital items:
(Increase) decrease in receivables	(7,452)	5,899	(5,712)
Increase in prepaid expenses	(1,244)	(2,907)	-
Increase (decrease) in accounts payable and accrued liabilities	17,216	(18,923)	(27,802)

Net cash used in operating activities	(71,657)	(107,996)	(95,138)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of capital stock	187,500	-	-
Issuance costs	(10,494)	-	-
Subscriptions received in advance	13,500	-	-
Proceeds from convertible notes	-	605,200	-
Advances from (repayment to) related parties	-	(121,451)	94,951

Net cash provided by financing activities	190,506	483,749	94,951

CASH FLOWS FROM INVESTING ACTIVITIES
Oil and gas properties	-	(316,815)	-
Purchase of capital assets	(3,705)	-	-

Net cash used in investing activities	(3,705)	(316,815)	-

Change in cash and cash equivalents during the year	115,144	58,938	(187)

Cash and cash equivalents, beginning of year	59,231	293	480

Cash and cash equivalents, end of year	$174,375	$59,231	$293

Cash paid during the year for interest	$-	$9,712	$-

Cash paid during the year for income taxes	$-	$-	$-

Supplemental disclosure with respect to cash flows (Note 11)

The accompanying notes are an integral part of these financial statements.

PMI VENTURES LTD. (An Exploration Stage Company) NOTES TO THE FINANCIAL STATEMENTS (Expressed in Canadian Dollars) DECEMBER 31, 2002

1.

NATURE AND CONTINUANCE OF OPERATIONS

The Company is incorporated under the laws of British Columbia and its principal business activity is the exploration and development of resource properties. On March 27, 2001 the Company changed its name from Primero Industries Ltd. to PMI Ventures Ltd. and consolidated its capital stock on a 5:1 basis.

These financial statements have been prepared in accordance with Canadian generally accepted accounting principles applicable to a going concern which assume that the Company will realize its assets and discharge its liabilities in the normal course of business rather than a process of forced liquidation. The continuing operations of the Company are dependent upon its ability to continue to raise adequate financing and to commence profitable operations in the future.

		2002	2001

	Deficit	$(4,798,886)	$(4,292,752)
	Working capital	161,740	55,116

2.

SIGNIFICANT ACCOUNTING POLICIES

Use of estimates

The preparation of financial statements in conformity with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the year. Actual results could differ from these estimates.

Cash and cash equivalents

Cash and cash equivalents consist of cash on hand and funds held in trust with the lawyer.

Oil and gas properties and related depletion

Oil and gas properties

The Company follows the full cost method of accounting for its oil and gas operations, whereby all costs of exploring for and developing oil and gas reserves are capitalized in cost centres on a country-by-country basis. Such costs include land acquisition costs, geological and geophysical costs, carrying charges on non-producing properties, costs of drilling both productive and non-productive wells, costs of production and gathering equipment and administrative charges directly related to acquisition, exploration and development activities. Proceeds from the disposal of oil and natural gas properties are applied against capitalized costs. Gains or losses are not recognized on disposals unless crediting the proceeds against capitalized costs would materially alter the rate of depletion.

PMI VENTURES LTD. (An Exploration Stage Company) NOTES TO THE FINANCIAL STATEMENTS (Expressed in Canadian Dollars) DECEMBER 31, 2002

2.

SIGNIFICANT ACCOUNTING POLICIES (cont'd...)

Oil and gas properties and related depletion (cont'd…)

Depletion

The capitalized costs together with estimated future capital costs associated with the development of proven reserves are depleted and amortized using the unit-of-production method based on proven oil and natural gas reserves, before royalties, determined by Company and independent engineers. For purposes of the depletion and amortization calculations, oil and natural gas reserves are converted to a common unit of measure based upon their relative energy content.

Ceiling test

In applying the full cost method, the Company performs a ceiling test which restricts the capitalized costs including a provision for future development costs less accumulated depletion and amortization, future income taxes and accumulated provision for future removal and site restoration costs from exceeding an amount equal to the estimated undiscounted future net revenues from proved reserves based on year end prices and costs, and after deducting estimated future removal and site restoration costs, general and administrative expenses, financing costs and income taxes, plus the lower of cost or fair market value of unproved properties.

The Company periodically reviews the costs associated with undeveloped properties to determine whether the costs will be recoverable. If the results of the review indicate an impairment has occurred, the cost of the property or the amount of the impairment is written off to operations.

Future removal and site restoration

Estimated future removal and site restoration costs are provided for using the unit-of-production method. These costs are based on engineering estimates of the anticipated costs of site restoration in accordance with current legislation and industry practices. The annual charge is recorded as additional depletion and amortization. No charges were recorded during the years presented.

Mineral properties

The Company records its interests in mineral properties and areas of geological interest at cost. All direct and indirect costs relating to the acquisition of these interests are capitalized on the basis of specific claim blocks or areas of geological interest until the properties to which they relate are placed into production, sold or management has determined there to be an impairment. These costs will be amortized on the basis of units produced in relation to the proven reserves available on the related property following commencement of production. Mineral properties which are sold before that property reaches the production stage will have all revenues from the sale of the property credited against the cost of the property. Properties which have reached the production stage will have a gain or loss calculated based on the portion of that property sold.

PMI VENTURES LTD. (An Exploration Stage Company) NOTES TO THE FINANCIAL STATEMENTS (Expressed in Canadian Dollars) DECEMBER 31, 2002

2.

SIGNIFICANT ACCOUNTING POLICIES (cont'd...)

Mineral properties (cont’d…)

The recorded cost of mineral exploration interests is based on cash paid, the assigned value of share considerations and exploration and development costs incurred. The recorded amount may not reflect recoverable value as this will be dependant on the development program, the nature of the mineral deposit, commodity prices, adequate funding and the ability of the Company to bring its projects into production.

Cost of maintaining mineral properties

The Company does not accrue the estimated future costs of maintaining its mineral properties in good standing.

Environmental protection and rehabilitation costs

Liabilities related to environmental protection and rehabilitation costs are accrued and charged against income when their likelihood of occurrence is established. This includes future removal and site restoration costs as required due to environmental law or contracts.

Capital assets

Capital assets are recorded at cost less accumulated amortization. Amortization is recorded on a declining balance basis at the following annual rates:

Computer equipment	30%
Furniture and equipment	20%

Stock based compensation

The Company has adopted the new CICA Handbook Section 3870 “Stock-Based Compensation and Other Stock-Based Payments”, which recommends the fair value-based methodology for measuring compensation costs. The Company is permitted, and has elected to adopt, the intrinsic value-based method, which recognizes compensation cost for awards to employees only when the market price exceeds the exercise price at date of grant, but requires pro-forma disclosure of earnings and earnings per share as if the fair value method had been adopted. Any consideration paid by the option holders to purchase shares is credited to capital stock.

Revenue recognition

Crown royalties and production revenue from oil and gas properties are recognized when amounts are received, after title passes and collection of the amount is reasonably assured.

PMI VENTURES LTD. (An Exploration Stage Company) NOTES TO THE FINANCIAL STATEMENTS (Expressed in Canadian Dollars) DECEMBER 31, 2002

2.

SIGNIFICANT ACCOUNTING POLICIES (cont'd...)

Future income taxes

Future income taxes are recorded using the asset and liability method. Under the asset and liability method, future tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Future tax assets and liabilities are measured using the enacted or substantively enacted tax rates expected to apply when the asset is realized or the liability settled. The effect on future tax assets and liabilities of a change in tax rates is recognized in income in the period that substantive enactment or enactment occurs. To the extent that the Company does not consider it more likely than not that a future tax asset will be recovered, it provides a valuation allowance against the excess.

Earnings (loss) per share

The Company uses the treasury stock method to compute the dilutive effect of options, warrants and similar instruments. Under this method the dilutive effect on earnings per share is recognized on the use of the proceeds that could be obtained upon exercise of options, warrants and similar instruments. It assumes that the proceeds would be used to purchase common shares at the average market price during the period. For the years ended December 31, 2002 and 2001, this calculation proved to be anti-dilutive. At December 31, 2002, 2001 and 2000, the total number of potentially dilutive shares excluded from diluted net earnings (loss) per share were 5,597,000, 6,052,000 and 100,000, respectively.

Basic earnings (loss) per share are calculated using the weighted-average number of common shares outstanding during the year.

Comparative figures

Certain comparative figures have been reclassified to conform with the current year's presentation. These reclassifications did not affect net income.

3.	OIL AND GAS PROPERTIES

	2002	2001

Balance, beginning of year	$316,815	$-
Drilling	-	312,476
Engineering	-	4,339

	316,815	316,815
Depletion for the year	(4,582)	-
Write-down during the year	(312,232)	-

Balance, end of year	$1	$316,815

PMI VENTURES LTD. (An Exploration Stage Company) NOTES TO THE FINANCIAL STATEMENTS (Expressed in Canadian Dollars) DECEMBER 31, 2002

3.

OIL AND GAS PROPERTIES (cont’d…)

Little Bow, Alberta

The Company entered into a farm-out letter agreement dated February 1, 2001 with Omax Resources Ltd. whereby the Company was granted an option to acquire a 60% interest in an oil and gas lease. Pursuant to the agreement, the Company agreed to pay 100% of the drilling and abandonment or the drilling, completion and tie-in costs to bring the well to production. During the current year, management determined the property to be uneconomical and decided to write down its interest in the oil and gas properties to a nominal value.

4.

MINERAL PROPERTIES

Title to mining properties involves certain inherent risks due to the difficulties of determining the validity of certain claims as well as the potential for problems arising from the frequently ambiguous conveyancing history characteristic of many mining properties. The Company has investigated title to all of its mineral properties and, to the best of its knowledge, title to all of its properties is in good standing. The properties in which the Company has committed to earn an interest are located in Ghana, West Africa and the Company is therefore relying on title opinion by legal counsel who is basing such opinions on the laws of Ghana.

Asankrangwa Gold Belt

The Company entered into a Letter Agreement dated November 22, 2002 with Goknet Mining Company Limited ("Goknet") whereby the Company has an option to acquire up to an 85% undivided interest in Goknet's Ashanti II Project which is located in the Asankrangwa Gold Belt in South Western Ghana, West Africa. The consideration to this option and joint venture agreement is as follows:

	a)	On the effective date of the agreement pay CAD$90,000 (subsequently paid) and issue 500,000 common shares of the Company;

	b)	On the first anniversary date pay US$100,000, issue 500,000 common shares of the Company and have incurred expenditures of US$500,000 on the project;

	c)	On the second anniversary date, pay US$100,000, issue 750,000 common shares of the Company and have incurred cumulative expenditures of US$1,500,000 on the project; and

	d)	On the third anniversary date, issue 1,250,000 common shares of the Company and have incurred cumulative expenditures of US$3,000,000 on the project.

The Company will be deemed to have acquired an undivided interest in the project, equivalent to a formula set out in the agreement, commencing with a minimum contribution of 42.5% undivided interest to a maximum of 85% undivided interest in the project.

PMI VENTURES LTD. (An Exploration Stage Company) NOTES TO THE FINANCIAL STATEMENTS (Expressed in Canadian Dollars) DECEMBER 31, 2002

4.

MINERAL PROPERTIES (cont’d…)

Asankrangwa Gold Belt (cont’d…)

Within 30 days of the date the Company completes the exercise of the option, Goknet may elect to retain an undivided 15% interest in the project or to convert such interest to a 4% net smelter returns (“NSR”) royalty interest.

The Company will pay to Goknet advance NSR payments of US$ 100,000 per year commencing on the date the election to convert to an NSR interest is made, deductible against future NSR payments. The Company may also elect to purchase 50% of Goknet's 4% NSR interest by paying to Goknet US$1,000,000 for the first 1% for and US$2,000,000 for the first 2%.

The parties have agreed to form a joint venture if Goknet elects to retain an undivided 15% interest or the Company acquired less than an undivided 85% interest.

The TSX-V has accepted the consideration up to the second anniversary of the effective date of the agreement. The share consideration in the third year will be subject to further TSX-V review and approval.

5.	CAPITAL ASSETS

		2002			2001

			Accumulated	Net		Accumulated	Net
		Cost	Amortization	Book Value	Cost	Amortization	Book Value

	Computer equipment	$2,682	$67	$2,615	$-	$-	$-
	Furniture and equipment	1,023	17	1,006	-	-	-
		$3,705	$84	$3,621	$-	$-	$-

6.

CONVERTIBLE NOTES

On September 21, 2001, the Company issued units consisting of convertible notes in the aggregate principal amount of $605,200 together with 6,052,000 detachable share purchase warrants. The notes were non-interest bearing and were to mature on September 21, 2003. The holders of the convertible notes had the option to convert the notes into common shares of the Company at a conversion price of $0.10 until September 21, 2002 and $0.15 until September 21, 2003.

Each share purchase warrant entitled the holder to purchase one common share of the Company at a price of $0.10 per share on or before September 21, 2002 and at a price of $0.15 per share until September 21, 2003.

PMI VENTURES LTD. (An Exploration Stage Company) NOTES TO THE FINANCIAL STATEMENTS (Expressed in Canadian Dollars) DECEMBER 31, 2002

6.

CONVERTIBLE NOTES (cont’d…)

Using pricing models, the convertible notes were segregated into the respective fair value of their debt and equity components on the date the convertible notes were originally issued. The convertible notes and detachable warrants issued during the year ended December 31, 2001 were segregated into a debt component of $457,619 and an equity component of $147,581.

During 2001, $90,000 of the convertible notes were converted into 900,000 common shares resulting in a decrease of $68,045 and $21,955 to convertible notes and equity component of convertible debt, respectively.

During the current year, $515,200 of the convertible notes were converted into 5,152,000 common shares resulting in a decrease of $442,574 and $125,626 to convertible notes and equity component of convertible notes, respectively.

7.

CAPITAL STOCK

Escrow shares

Included in issued and outstanding shares at December 31, 2002 are 62,083 (2001 – 62,083) common shares that are escrowed shares and may not be transferred, assigned or otherwise dealt with without the consent of the regulatory authorities.

Stock options

The Company, in accordance with the policies of the TSX-V, is authorized to grant options to its directors, officers and employees to acquire up to 20% of issued and outstanding common stock. The exercise price of each option equals the market price of the Company's stock as calculated on the date of the grant. The options are for a maximum term of 5 years.

As at December 31, 2002, the following incentive stock options were outstanding and exercisable:

Number	Exercise		Average Remaining
of Shares	Price	Expiry Date	Contractual Life

795,000	$ 0.25	November 27, 2007	4.91 years

PMI VENTURES LTD. (An Exploration Stage Company) NOTES TO THE FINANCIAL STATEMENTS (Expressed in Canadian Dollars) DECEMBER 31, 2002

7.	CAPITAL STOCK (cont’d…) Stock options (cont’d…) Stock option transactions and the number of stock options outstanding are summarized as follows:

	2002		2001		2000

		Weighted		Weighted		Weighted
		Average		Average		Average
	Number	Exercise	Number	Exercise	Number	Exercise
	of Options	Price	of Options	Price	of Options	Price

Options, beginning
of year	-	$-	100,000	$0.15	1,100,000	$0.16
Granted	795,000	0.25	-	-	-	-
Expired/ forfeited	-	-	(100,000)	0.15	(1,000,000)	0.15

Options, end of year	795,000	$0.25	-	$-	100,000	$0.15

Weighted average fair
value of options
granted		$0.30		$-		$-

Stock-based compensation

The Company has elected to measure compensation costs using the intrinsic value-based method for employee stock options. Had the compensation costs been determined based on the fair value of the options at the grant date using the Black-Scholes option pricing model, additional compensation expense would have been recorded in the statement of operations of the period, with pro forma results as presented below. Under the transitional provisions of Section 3870, comparative figures are not required.

December 31,
2002

Loss for the year as reported	$(506,134)
Compensation expense	(167,228)
Pro forma net loss for the year	$(673,362)

Pro forma basic and diluted loss per common share	$(0.12)

PMI VENTURES LTD. (An Exploration Stage Company) NOTES TO THE FINANCIAL STATEMENTS (Expressed in Canadian Dollars) DECEMBER 31, 2002

7.	CAPITAL STOCK (cont’d…) Stock-based compensation (cont’d…) The following weighted-average assumptions were used for the Black-Scholes valuation of stock options granted during the year:

Risk-free interest rate	4.39%
Expected life of options	5 years
Annualized volatility	185.85%
Dividend rate	0.00%

The Company granted 100,000 stock options during the year to a third party consultant. Accordingly, the stock-based compensation recognized, based on the Black-Scholes option pricing model, was $30,062 (2001 - $Nil; 2000 - $Nil) and was recorded as an engineering consulting expense.

The Company also granted 695,000 stock options during the year to employees at an exercise price below the share price at the date of granting. Accordingly, the stock-based compensation recognized, based on the intrinsic value was $21,600 (2001 - $Nil; 2000 - $Nil) and $20,100 (2001 - $Nil; 2000 - $Nil) and was recorded as management fees and wages and benefits, respectively.

Warrants

The following share purchase warrants were outstanding at December 31, 2002:

	Number	Exercise
	of Shares	Price	Expiry Date

	4,802,000	$ 0.15	September 21, 2003

8.

LITIGATION SETTLEMENT

In prior years, a number of individuals and companies had made claims against the Company. These actions had been unresolved at the start of 1999. In March 1999, the Company filed an assignment into bankruptcy in order to resolve and quantify claims from various creditors.

In early 2000, the Company made a proposal to its creditors under the provisions of the bankruptcy regulations. This proposal was accepted and received court approval on March 23, 2000. The total amount of cash paid to the Company's creditors was $108,592. The effect of the acceptance of the proposal reduced accounts payable and recorded a gain on settlement for a total of $376,292.

PMI VENTURES LTD. (An Exploration Stage Company) NOTES TO THE FINANCIAL STATEMENTS (Expressed in Canadian Dollars) DECEMBER 31, 2002

9.

RELATED PARTY TRANSACTIONS

During the year, the Company paid or accrued management fees of $55,600 (2001 - $30,000; 2000 - $30,000) to directors and companies controlled by an officer and a director of the Company.

Included in convertible notes and equity component of convertible notes is $Nil (2001 - $205,000; 2000 - $Nil) advanced by directors of the Company.

These transactions are in the normal course of operations and are measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties.

10.	INCOME TAXES A reconciliation of income taxes at statutory rates with the reported income taxes is as follows:

	2002	2001	2000

Income (loss) for the year	$(506,134)	$(107,768)	$314,668

Expected income tax expense (recovery)	$(200,429)	$(47,418)	$143,551
Non-deductible expenses	1,017	-	-
Litigation settlement	-	-	(171,664)
Write-down of oil and gas properties	123,644	-	-
Unrecognized benefit of non-capital losses	75,768	47,418	28,113

Total income taxes	$-	$-	$-

The significant components of the Company's future income taxes assets are as follows:

	2002	2001	2000

Future income tax assets:
Non-capital loss carryforwards	$260,000	$244,000	$217,000
Cumulative exploration and development expenses	652,000	722,000	656,000
Other	3,000	-	-

	915,000	966,000	873,000
Valuation allowance	(915,000)	(966,000)	(873,000)

Net future income tax assets	$-	$-	$-

PMI VENTURES LTD. (An Exploration Stage Company) NOTES TO THE FINANCIAL STATEMENTS (Expressed in Canadian Dollars) DECEMBER 31, 2002

10.

INCOME TAXES (cont’d…)

The Company has non-capital losses of approximately $691,000 available for deduction against future taxable income. These losses, if not utilized, will expire through 2009. Subject to certain restrictions, the Company also has resource expenditures of approximately $1,734,000 available to reduce taxable income in future years. Future tax benefits which may arise as a result of these non-capital losses and resource deductions have not been recognized in these financial statements and have been offset by a valuation allowance.

11.

SUPPLEMENTAL DISCLOSURE WITH RESPECT TO CASH FLOWS

The significant non-cash transaction of the Company for the year ended December 31, 2002 consisted of the issuing of 5,152,000 common shares at a value of $515,200 upon conversion of convertible notes resulting in an increase to capital stock of $568,200 and a decrease of $442,574 and $125,626 to convertible notes and equity component of convertible notes, respectively.

The significant non-cash transaction for the year ended December 31, 2001 consisted of the Company issuing 900,000 common shares at a value of $90,000 upon conversion of convertible notes resulting in an increase to capital stock of $90,000 and a decrease of $68,045 and $21,955 to convertible notes and equity component of convertible notes, respectively.

There were no significant non-cash transactions for the year ended December 31, 2000.

12.

FINANCIAL INSTRUMENTS

The Company's financial instruments consist of cash and cash equivalents, receivables, accounts payable and accrued liabilities and convertible notes. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from the financial instruments. The fair market values of these financial instruments approximate their carrying values, unless otherwise noted.

13.	COMMITMENT The Company has entered into an operating lease agreement for office premises. The annual lease commitments under this lease are as follows:

2003	$12,452
2004	12,452
2005	12,452

$37,356

PMI VENTURES LTD. (An Exploration Stage Company) NOTES TO THE FINANCIAL STATEMENTS (Expressed in Canadian Dollars) DECEMBER 31, 2002

14.	SEGMENT INFORMATION The Company primarily operates in one reportable operating segment, being the acquisition, exploration and development of resources properties, in Canada.

15.	SUBSEQUENT EVENTS Subsequent to year end, the Company:

	a)	Issued 500,000 common shares of the Company at a price of $0.15 per share for gross proceeds of $75,000 pursuant to the exercise of warrants.

b)
Is in the process of completing a non-brokered private placement of up to 1,538,462 units at a price of $0.65 per unit to raise gross proceeds of up to $1,000,000. Each unit consists of one common share and one non-transferable share purchase warrant entitling the warrant holder to acquire one additional common share for one year at $0.85 per share, subject to regulatory approval.

16.

DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

These financial statements have been prepared in accordance with generally accepted accounting principles in Canada (“Canadian GAAP”). Material variations in the accounting principles, practices and methods used in preparing these financial statements from principles, practices and methods accepted in the United States (“United States GAAP”) and in Securities and Exchange Commission Regulation S-X are described and quantified below:

	2002			2001

	Balances		Balances	Balances		Balances
	under		under	under		under
	Canadian		United States	Canadian		United States
	GAAP	Adjustment	GAAP	GAAP	Adjustment	GAAP

Balance sheets

Total assets	$189,600	$-	$189,600	$378,953	$-	$378,953

Total liabilities	$24,238	$-	$24,238	$412,299	$-	$412,299
Capital stock	4,878,986	(53,000)	4,825,986	4,133,780	(15,711)	4,118,069
Subscriptions received in advance	13,500	-	13,500	-	-	-
Additional paid-in capital	71,762	147,581	219,343	125,626	21,955	147,581
Deficit	(4,798,886)	(94,581)	(4,893,467)	(4,292,752)	(6,244)	(4,298,996)

Total liabilities and shareholders’
equity	$189,600	$-	$189,600	$378,953	$-	$378,953

PMI VENTURES LTD. (An Exploration Stage Company) NOTES TO THE FINANCIAL STATEMENTS (Expressed in Canadian Dollars) DECEMBER 31, 2002

16.	DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (cont'd…)

	2002	2001	2000

Statements of operations

Net income (loss) under Canadian GAAP	$(506,134)	$(107,768)	$314,668
Accreted interest on conversion of convertible notes	(88,337)	(6,244)	-

Net income (loss) under United States GAAP	$(594,471)	$(114,012)	$314,668

Basic and diluted earnings (loss) per share under
United States GAAP	$(0.10)	$(0.04)	$0.11

Basic and diluted weighted average number of
common shares outstanding under United States GAAP	5,679,999	2,778,635	2,766,306

There was no effect on the statements of cash flows for any of the years presented.

a)

Oil and gas properties

Under Canadian GAAP, a ceiling test is performed using either average oil and gas prices or year end prices and is based on undiscounted future net revenues after deducting estimated general and administrative expenses.

Under United States GAAP, the Company must use year end oil and gas prices in arriving at future net revenues from oil and gas properties and these future net revenues are discounted at 10%. The ceiling test limitation calculated for the years ended December 31, 2002 and 2001 under United States GAAP does not materially affect the financial statements.

b)

Stock-based compensation

Under United States GAAP, Statement of Financial Accounting Standards No. 123, “Accounting for Stock-based Compensation” (“SFAS 123”) recommends companies to establish a fair market value based method of accounting for stock-based compensation plans but allows, and the Company has chosen, for the accounting of stock-based compensation using Accounting Principles Board Opinion No. 25 “Accounting for Stock Issued to Employees” (“APB 25”). Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company’s stock at the date of grant over the option price.

Under Canadian GAAP, the reporting of stock-based compensation expense in the Company’s financial statements was not required for the years ended December 31, 2001 and 2000. New accounting and disclosure standards were introduced under Canadian GAAP (Note 7) for the fiscal year ending December 31, 2002. Accordingly, there is no difference between Canadian GAAP and United States GAAP on the accounting for stock-based compensation for the year ended December 31, 2002. There were no stock options issued during the years ended December 31, 2001 and 2000.

PMI VENTURES LTD. (An Exploration Stage Company) NOTES TO THE FINANCIAL STATEMENTS (Expressed in Canadian Dollars) DECEMBER 31, 2002

16.	DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (cont'd…)

c)

Escrow shares

Under Canadian GAAP, shares issued with escrow restrictions are recorded at their issue price, with no revaluation upon release from escrow. Under United States GAAP, escrow shares which are to be released upon the Company meeting certain performance criteria are considered to be contingently issuable. Accordingly, these shares are excluded from the weighted average number of shares outstanding under United States GAAP until they are releasable, and the difference between the fair value of those shares at the time they become releasable from escrow and their original issue price is accounted for as compensation expense. The weighted average number of shares outstanding under United States GAAP for the years ended December 31, 2002, 2001 and 2000 were 5,679,999, 2,778,635 and 2,766,306, respectively.

d)

Convertible notes

Under Canadian GAAP, upon issuance of the convertible notes, the net proceeds received are allocated between the liability and equity components of the notes. Upon conversion of the note, the fair value of the note and the related equity components are transferred to capital stock.

Under United States GAAP, the beneficial conversion feature represented by the excess of the fair value of the shares issuable on conversion of the notes, measured on the commitment date, over the amount of the proceeds to be allocated to the common shares upon conversion, would be allocated to additional paid in capital and offset against the convertible notes. This results in a discount on the note that is accreted as additional interest expense over the term of the note and any unamortized balance is expensed immediately upon conversion of the note. Accordingly, for United States GAAP purposes, for the years ended December 31, 2002, 2001 and 2000 additional interest expense (including accretion) of $88,337, $6,244 and $Nil, respectively, has been recorded. The balance sheet adjustment represents the difference between the portion of the convertible debt allocated to equity under Canadian GAAP, net of accretion to date, and the portion allocated to the beneficial conversion feature under United States GAAP, also net of accretion to date.

e)

New accounting pronouncements

In June 2001, the Financial Accounting Standards Board (“FASB”) approved the issuance of Statements of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” (“SFAS 142”). SFAS 142 requires that goodwill no longer be amortized to earnings, but instead be reviewed for impairment. The statement is effective for fiscal years beginning after December 15, 2001, and is required to be applied at the beginning of an entity's fiscal year and to be applied to all goodwill and other intangible assets recognized in its financial statements at that date. Impairment losses for goodwill and indefinite-lived intangible assets that arise due to the initial application of this statement (resulting from a transitional impairment test) are to be reported as resulting from a change in accounting principle. Under an exception to the date at which this statement becomes effective, goodwill and intangible assets acquired after June 30, 2001, will be subject immediately to the non-amortization and amortization provisions of this statement.

PMI VENTURES LTD. (An Exploration Stage Company) NOTES TO THE FINANCIAL STATEMENTS (Expressed in Canadian Dollars) DECEMBER 31, 2002

16.	DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (cont'd…)

e)

New accounting pronouncements (cont’d…)

In June 2001, FASB issued Statements of Financial Accounting Standards No. 143, “Accounting for Asset Retirement Obligations” (“SFAS 143”) that records the fair value of the liability for closure and removal costs associated with the legal obligations upon retirement or removal of any tangible long-lived assets. The initial recognition of the liability will be capitalized as part of the asset cost and depreciated over its estimated useful life. SFAS 143 is required to be adopted effective January 1, 2003.

In August 2001, FASB issued Statements of Financial Accounting Standards No. 144, “Accounting for the Impairment on Disposal of Long-lived Assets” (“SFAS 144”), which supersedes Statements of Financial Accounting Standards No. 121, “Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed of”. SFAS 144 requires that long-lived assets that are to be disposed of by sale be measured at the lower of book value or fair value less cost to sell. Additionally, SFAS 144 expands the scope of discontinued operations to include all components of an entity with operations that (1) can be distinguished from the rest of the entity and (2) will be eliminated from the ongoing operations of the entity in a disposal transaction. SFAS 144 is effective for fiscal years beginning after December 15, 2001, and, generally, its provisions are to be applied prospectively.

In April 2002, FASB issued Statements of Financial Accounting Standards No. 145, “Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections” (“SFAS 145”). SFAS 145 eliminates the requirement that gains and losses from the extinguishment of debt be aggregated and, if material, classified as an extraordinary item, net of the related income tax effect and eliminates an inconsistency between the accounting for sale-leaseback transactions and certain lease modifications that have economic effects that are similar to sale-leaseback transactions. Generally, SFAS 145 is effective for transactions occurring after May 15, 2002.

In June 2002, FASB issued Statements of Financial Accounting Standards No. 146, “Accounting for Costs Associated with Exit or Disposal Activities” (“SFAS 146”) that nullifies Emerging Issues Task Force No. 94-3, “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (Including Certain Costs Incurred in a Restructuring)” (“EITF 94-3”). SFAS 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred, whereby EITF 94-3 had recognized the liability at the commitment date to an exit plan. The provisions of this statement are effective for exit or disposal activities that are initiated after December 31, 2002 with earlier application encouraged.

In October 2002, FASB issued Statements of Financial Accounting Standards No. 147, “Accounting of Certain Financial Institutions – an amendment of FASB Statements No. 72 and 44 and FASB Interpretation No. 9” (“SFAS 147”). SFAS 147 requires the application of the purchase method of accounting to all acquisitions of financial institutions, except transactions between two or more mutual enterprises. SFAS 147 is effective for acquisitions for which the date of acquisition is on or after October 1, 2002.

PMI VENTURES LTD. (An Exploration Stage Company) NOTES TO THE FINANCIAL STATEMENTS (Expressed in Canadian Dollars) DECEMBER 31, 2002

16.	DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (cont'd…)

e)

New accounting pronouncements (cont’d…)

In December 2002, FASB issued Statements of Financial Accounting Standards No. 148, “Accounting for Stock-Based Compensation – Transition and Disclosure – an amendment of FASB Statement No. 123” (“SFAS 148”). SFAS 148 amends FASB Statement No. 123 to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS 148 amends the disclosure requirements of FASB Statement No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. SFAS 148 is effective for fiscal years ending after December 15, 2002.

The adoption of these new pronouncements is not expected to have a material effect on the Company's financial position or results of operations.

PMI VENTURES LTD.
(An Exploration Stage Company)

FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)

JUNE 30, 2003

PMI VENTURES LTD.
(An Exploration Stage Company)
BALANCE SHEETS
(Expressed in Canadian Dollars)

	June 30,	December 31,
	2003	2002
ASSETS

Current
Cash and cash equivalents	$438,095	$174,375
Receivables	28,812	7,452
Prepaid expenses	8,244	4,151

Total current assets	475,151	185,978

Oil and gas properties (Note 3)	1	1

Mineral properties (Note 4)	955,995	-

Capital assets (Note 5)	5,862	3,621

Total assets	$1,437,009	$189,600

- Continued -

The accompanying notes are an integral part of these financial statements.

PMI VENTURES LTD.
(An Exploration Stage Company)
BALANCE SHEETS
(Expressed in Canadian Dollars)

	June 30,	December 31,
	2003	2002

Cont’d…

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIENCY)

Current
Accounts payable and accrued liabilities	$111,282	$24,238
Due to related parties (Note 8)	1,060	-

Total liabilities	112,342	24,238

Shareholders' equity (deficiency)
Capital stock (Note 7)
Authorized
100,000,000 common shares, without par value
100,000,000 Class A voting preference shares, $10 par value each
100,000,000 Class B voting preference shares, $50 par value each

Issued and outstanding
13,080,234 common shares (2002 – 10,130,389)	6,353,654	4,878,986

Subscriptions received in advance	-	13,500
Contributed surplus	71,762	71,762
Deficit	(5,100,749)	(4,798,886)

Total shareholders’ equity (deficiency)	1,324,667	165,362

Total liabilities and shareholders’ equity (deficiency)	$1,437,009	$189,600

Nature and continuance of operations (Note 1)
Commitment (Note 12)
Subsequent events (Note 14)

On behalf of the Board:

_____________________________________________ Director	_____________________________________________ Director

The accompanying notes are an integral part of these financial statements.

PMI VENTURES LTD.
(An Exploration Stage Company)
STATEMENTS OF OPERATIONS
(Expressed in Canadian Dollars)
FOR THE THREE AND SIX MONTHS ENDED JUNE 30

	2003		2002
	3 months	6 months	3 months	6 months

EXPENSES
Amortization and depletion	$318	$637	$-	$-
Bank charges and interest	873	1,441	79	129
Interest on convertible notes	-	-	15,703	31,406
Investor relations and shareholder communications	15,890	52,431	-	-
Management fees	12,000	24,000	7,500	15,000
Office and miscellaneous	15,129	29,684	1,447	2,243
Professional fees	43,073	71,076	3,670	5,516
Transfer agent and regulatory fees	5,736	19,719	1,138	5,838
Travel	9,327	31,729	-	-
Wages and benefits	42,304	79,483	-	-

	(144,650)	(310,200)	(29,537)	(60,132)

OTHER ITEMS
Interest and miscellaneous income	2,137	3,394	1,899	1,922
Gas Sales	4,943	4,943	3,520	3,520

	7,080	8,337	5,419	5,442

Loss for the period	(137,570)	(301,863)	(24,118)	(54,690)

Deficit, beginning of period	(4,963,179)	(4,798,886)	(4,323,324)	(4,292,752)

Deficit, end of period	$(5,100,749)	$(5,100,749)	$(4,347,442)	$(4,347,442)

Basic and diluted loss per common share	$(0.01)	$(0.02)	$(0.01)	$(0.01)

Basic and diluted weighted average number of	12,705,234	13,080,234	3,728,389	3,728,389
common shares outstanding

The accompanying notes are an integral part of these financial statements.

PMI VENTURES LTD.
(An Exploration Stage Company)
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)
(Expressed in Canadian dollars)

	Capital Stock
			Equity
			Component of	Subscriptions
	Number		Convertible	Received	Contributed
	of Shares	Amount	Notes	In Advance	Surplus	Deficit	Total

Balance, December 31,
2000	14,141,948	4,043,780	-	-	-	(4,184,984)	(141,204)

Share consolidation (5:1)	(11,313,559)	-	-	-	-	-	-

Issued for conversion of
convertible notes	900,000	90,000	-	-	-	-	90,000

Equity component of
convertible notes	-	-	125,626	-	-	-	125,626

Loss for the year	-	-	-	-	-	(107,768)	(107,768)

Balance, December 31,
2001	3,728,389	4,133,780	125,626	-	-	(4,292,752)	(33,346)

Issued for conversion of
convertible notes	5,152,000	568,200	(125,626)	-	-	-	442,574

Exercise of warrants	1,250,000	187,500	-	-	-	-	187,500

Share issuance costs	-	(10,494)	-	-	-	-	(10,494)

Share subscriptions
received	-	-	-	13,500	-	-	13,500

Stock-based compensation	-	-	-	-	71,762	-	71,762

Loss for the year	-	-	-	-	-	(506,134)	(506,134)

Balance, December 31,
2002	10,130,389	$4,878,986	$-	$13,500	$71,762	$(4,798,886)	$165,362

Exercise of warrants	500,000	75,000	-	-	-	-	75,000

Private placement issuances	1,699,845	1,104,899	-	-	-	-	1,104,899

Share issuance costs	-	(82,732)	-	-	-	-	(82,732)

Loss for the period	-	-	-	-	-	(164,293)	(164,293)

Balance, March 31,
2003	12,330,234	$5,976,153	$-	$13,500	$71,762	$(4,963,179)	$1,084,736

Exercise of warrants	250,000	37,500	-	-	-	-	37,500

Share subscriptions
received	-	-	-	(13,500)	-	-	(13,500)

Issuance under Property	500,0000	340,000	-	-	-	-	340,000
Option Agreement

Loss for the period	-	-	-	-	-	(137,570)	(137,570)

Balance, June 30, 2003	13,080,234	$6,353,653	$-	$-	$71,762	$(5,100,749)	$1,324,666

The accompanying notes are an integral part of these financial statements.

PMI VENTURES LTD.
(An Exploration Stage Company)
STATEMENTS OF CASH FLOWS
(Expressed in Canadian Dollars)
FOR THE THREE AND SIX MONTHS ENDED JUNE 30

	2003		2002
	3 months	6 months	3 months	6 months

CASH FLOWS FROM OPERATING ACTIVITIES
Loss for the year	$(137,570)	$(301,863)	$(24,118)	$(54,690)
Items not affecting cash:
Amortization and depletion	318	637	-	-
Accretion of liability component of	-	-	15,703	31,406
convertible notes

Changes in non-cash working capital items:
(Increase) decrease in receivables	(14,286)	(21,360)	(469)	(1,735)
(Increase) decrease in prepaid expenses	(6,060)	(4,093)	2,668	2,668
Increase (decrease) in amounts due to related parties	343	1,059	-	-
Increase (decrease) in accounts payable and accrued liabilities	(19,330)	87,044	(9,352)	(4,010)

Net cash used in operating activities	(176,585)	(238,576)	(15,568)	(26,361)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of capital stock	377,500	1,557,400	-	-
Subscriptions received in advance	(13,500)	(13,500)	-	-
Issuance costs	-	(82,732)	-	-

Net cash provided by financing activities	364,000	1,461,168	-	-

CASH FLOWS FROM INVESTING ACTIVITIES
Mineral properties and related deferred expenses	(765,575)	(955,995)	-	-
Purchase of capital assets	-	(2,877)	-	-

Net cash used in investing activities	(765,575)	(958,872)	-	-

Increase in cash and equivalents during the period	(578,160)	263,720	(15,568)	(26,361)

Cash and equivalents, beginning of period	1,016,255	174,375	48,438	59,231

Cash and equivalents, end of period	$438,095	$438,095	$32,870	$32,870

The accompanying notes are an integral part of these financial statements.

PMI VENTURES LTD. (An Exploration Stage Company) NOTES TO THE FINANCIAL STATEMENTS (Expressed in Canadian Dollars) JUNE 30, 2003

1.

NATURE AND CONTINUANCE OF OPERATIONS

The Company is incorporated under the laws of British Columbia and its principal business activity is the exploration and development of resource properties. On March 27, 2001 the Company changed its name from Primero Industries Ltd. to PMI Ventures Ltd. and consolidated its capital stock on a 5:1 basis.

These financial statements have been prepared in accordance with Canadian generally accepted accounting principles applicable to a going concern which assume that the Company will realize its assets and discharge its liabilities in the normal course of business rather than a process of forced liquidation. The continuing operations of the Company are dependent upon its ability to continue to raise adequate financing and to commence profitable operations in the future.

		June 30,	June 30,
		2003	2002
	Deficit	$(5,100,749)	$(4,347,442)
	Working capital	362,809	31,832

2.

SIGNIFICANT ACCOUNTING POLICIES

Use of estimates

The preparation of financial statements in conformity with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the year. Actual results could differ from these estimates.

Cash and cash equivalents

Cash and cash equivalents consist of cash on hand and funds held in trust with the lawyer.

Oil and gas properties and related depletion

Oil and gas properties

The Company follows the full cost method of accounting for its oil and gas operations, whereby all costs of exploring for and developing oil and gas reserves are capitalized in cost centres on a country-by-country basis. Such costs include land acquisition costs, geological and geophysical costs, carrying charges on non-producing properties, costs of drilling both productive and non-productive wells, costs of production and gathering equipment and administrative charges directly related to acquisition, exploration and development activities. Proceeds from the disposal of oil and natural gas properties are applied against capitalized costs. Gains or losses are not recognized on disposals unless crediting the proceeds against capitalized costs would materially alter the rate of depletion.

PMI VENTURES LTD. (An Exploration Stage Company) NOTES TO THE FINANCIAL STATEMENTS (Expressed in Canadian Dollars) JUNE 30, 2003

2.

SIGNIFICANT ACCOUNTING POLICIES (cont'd...)

Oil and gas properties and related depletion (cont'd…)

Depletion

The capitalized costs together with estimated future capital costs associated with the development of proven reserves are depleted and amortized using the unit-of-production method based on proven oil and natural gas reserves, before royalties, determined by Company and independent engineers. For purposes of the depletion and amortization calculations, oil and natural gas reserves are converted to a common unit of measure based upon their relative energy content.

Ceiling test

In applying the full cost method, the Company performs a ceiling test which restricts the capitalized costs including a provision for future development costs less accumulated depletion and amortization, future income taxes and accumulated provision for future removal and site restoration costs from exceeding an amount equal to the estimated undiscounted future net revenues from proved reserves based on year end prices and costs, and after deducting estimated future removal and site restoration costs, general and administrative expenses, financing costs and income taxes, plus the lower of cost or fair market value of unproved properties.

The Company periodically reviews the costs associated with undeveloped properties to determine whether the costs will be recoverable. If the results of the review indicate an impairment has occurred, the cost of the property or the amount of the impairment is written off to operations.

Future removal and site restoration

Estimated future removal and site restoration costs are provided for using the unit-of-production method. These costs are based on engineering estimates of the anticipated costs of site restoration in accordance with current legislation and industry practices. The annual charge is recorded as additional depletion and amortization. No charges were recorded during the years presented.

Mineral properties

The Company records its interests in mineral properties and areas of geological interest at cost. All direct and indirect costs relating to the acquisition of these interests are capitalized on the basis of specific claim blocks or areas of geological interest until the properties to which they relate are placed into production, sold or management has determined there to be an impairment. These costs will be amortized on the basis of units produced in relation to the proven reserves available on the related property following commencement of production. Mineral properties which are sold before that property reaches the production stage will have all revenues from the sale of the property credited against the cost of the property. Properties which have reached the production stage will have a gain or loss calculated based on the portion of that property sold.

PMI VENTURES LTD. (An Exploration Stage Company) NOTES TO THE FINANCIAL STATEMENTS (Expressed in Canadian Dollars) JUNE 30, 2003

2.

SIGNIFICANT ACCOUNTING POLICIES (cont'd...)

Mineral properties (cont’d…)

The recorded cost of mineral exploration interests is based on cash paid, the assigned value of share considerations and exploration and development costs incurred. The recorded amount may not reflect recoverable value as this will be dependant on the development program, the nature of the mineral deposit, commodity prices, adequate funding and the ability of the Company to bring its projects into production.

Cost of maintaining mineral properties

The Company does not accrue the estimated future costs of maintaining its mineral properties in good standing.

Environmental protection and rehabilitation costs

Liabilities related to environmental protection and rehabilitation costs are accrued and charged against income when their likelihood of occurrence is established. This includes future removal and site restoration costs as required due to environmental law or contracts.

Capital assets

Capital assets are recorded at cost less accumulated amortization. Amortization is recorded on a declining balance basis at the following annual rates:

Computer equipment	30%
Furniture and equipment	20%

Stock based compensation

The Company has adopted the new CICA Handbook Section 3870 “Stock-Based Compensation and Other Stock-Based Payments”, which recommends the fair value-based methodology for measuring compensation costs. The Company is permitted, and has elected to adopt, the intrinsic value-based method, which recognizes compensation cost for awards to employees only when the market price exceeds the exercise price at date of grant, but requires pro-forma disclosure of earnings and earnings per share as if the fair value method had been adopted. Any consideration paid by the option holders to purchase shares is credited to capital stock.

Revenue recognition

Crown royalties and production revenue from oil and gas properties are recognized when amounts are received, after title passes and collection of the amount is reasonably assured.

PMI VENTURES LTD. (An Exploration Stage Company) NOTES TO THE FINANCIAL STATEMENTS (Expressed in Canadian Dollars) JUNE 30, 2003

2.

SIGNIFICANT ACCOUNTING POLICIES (cont'd...)

Future income taxes

Future income taxes are recorded using the asset and liability method. Under the asset and liability method, future tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Future tax assets and liabilities are measured using the enacted or substantively enacted tax rates expected to apply when the asset is realized or the liability settled. The effect on future tax assets and liabilities of a change in tax rates is recognized in income in the period that substantive enactment or enactment occurs. To the extent that the Company does not consider it more likely than not that a future tax asset will be recovered, it provides a valuation allowance against the excess.

Earnings (loss) per share

The Company uses the treasury stock method to compute the dilutive effect of options, warrants and similar instruments. Under this method the dilutive effect on earnings per share is recognized on the use of the proceeds that could be obtained upon exercise of options, warrants and similar instruments. It assumes that the proceeds would be used to purchase common shares at the average market price during the period. For the quarters ended June 30, 2003 and 2002, this calculation proved to be anti-dilutive. At June 30, 2003, and 2002, the total number of potentially dilutive shares excluded from diluted net earnings (loss) per share were 10,251,845, 6,052,000 and Nil, respectively.

Basic earnings (loss) per share are calculated using the weighted-average number of common shares outstanding during the year.

Comparative figures

Certain comparative figures have been reclassified to conform with the current year's presentation. These reclassifications did not affect net income.

3.	OIL AND GAS PROPERTIES

	2003	2002

Balance, beginning of period	$1	$316,815
Drilling	-	-
Engineering	-	-

	1	316,815
Depletion for the period	-	-
Write-down during the period	-	-

Balance, end of period	$1	$316,815

PMI VENTURES LTD. (An Exploration Stage Company) NOTES TO THE FINANCIAL STATEMENTS (Expressed in Canadian Dollars) JUNE 30, 2003

3.

OIL AND GAS PROPERTIES (cont’d…)

Little Bow, Alberta

The Company entered into a farm-out letter agreement dated February 1, 2001 with Omax Resources Ltd. whereby the Company was granted an option to acquire a 60% interest in an oil and gas lease. Pursuant to the agreement, the Company has agreed to pay 100% of the drilling and abandonment or the drilling, completion and tie-in costs to bring the well to production. At December 31, 2002, management determined the property to be uneconomical and decided to write down its interest in the oil and gas properties to a nominal value.

4.

MINERAL PROPERTIES

Title to mining properties involves certain inherent risks due to the difficulties of determining the validity of certain claims as well as the potential for problems arising from the frequently ambiguous conveyancing history characteristic of many mining properties. The Company has investigated title to all of its mineral properties and, to the best of its knowledge, title to all of its properties are in good standing. The properties in which the Company has committed to earn an interest are located in Ghana, West Africa and the Company is therefore relying on title opinion by legal counsel who is basing such opinions on the laws of Ghana.

Asankrangwa Gold Belt

The Company entered into a Letter Agreement dated November 22, 2002 with Goknet Mining Company Limited ("Goknet") whereby the Company has an option to acquire up to an 85% undivided interest of Goknet's Ashanti II Project which is located in the Asankrangwa Gold Belt in South Western Ghana, West Africa. The consideration to this option and joint venture agreement is as follows:

	a)	On the effective date of the agreement pay CAD$90,000 (paid) and issue 500,000 common shares of the Company (issued);

	b)	On the first anniversary date pay US$100,000, issue 500,000 common shares of the Company and have incurred expenditures of US$500,000 on the project;

	c)	On the second anniversary date, pay US$100,000, issue 750,000 common shares of the Company and have incurred cumulative expenditures of US$1,500,000 on the project; and

	d)	On the third anniversary date, issue 1,250,000 common shares of the Company and have incurred cumulative expenditures of US$3,000,000 on the project.

The Company will be deemed to have acquired as an undivided interest in the project, equivalent to a formula set out in the agreement, commencing with a minimum contribution of 42.5% undivided interest to a maximum of 85% undivided interest in the project.

PMI VENTURES LTD. (An Exploration Stage Company) NOTES TO THE FINANCIAL STATEMENTS (Expressed in Canadian Dollars) JUNE 30, 2003

4.

MINERAL PROPERTIES (cont’d…)

Asankrangwa Gold Belt (cont’d…)

Within 30 days of the date the Company completes the exercise of the option, Goknet may elect to retain an undivided 15% interest in the project or to convert such interest to a 4% net smelter returns (“NSR”) royalty interest. The Company will pay to Goknet advance NSR payments of US$ 100,000 per year commencing on the date the election to convert to an NSR interest is made, deductible against future NSR payments. The Company may also elect to purchase 50% of Goknet's 4% NSR interest by paying to Goknet the first 1% for US$1,000,000 and first 2% for US$2,000,000.

The parties have agreed to form a joint venture if Goknet elects to retain an undivided 15% interest or the Company acquired less than an undivided 85% interest.

The TSX-V has accepted the consideration up to the second anniversary of the effective date of the agreement. The share consideration in the third year will be subject to further TSX-V review and approval.

5.	CAPITAL ASSETS

			June 30,			December 31,
			2003			2002

			Accumulated	Net		Accumulated	Net
		Cost	Amortization	Book Value	Cost	Amortization	Book Value

	Computer equipment	$2,682	$459	$2,223	$2,682	$67	$2,615
	Furniture and
	equipment	3,900	262	3,639	1,023	17	1,006

		$6,582	$721	$5,862	$3,705	$84	$3,621

6.

CONVERTIBLE NOTES

On September 21, 2001, the Company issued units consisting of convertible notes in the aggregate principal amount of $605,200 together with 6,052,000 detachable share purchase warrants. The notes were non-interest bearing and were to mature on September 21, 2003. The holders of the convertible notes had the option to convert the notes into common shares of the Company at a conversion price of $0.10 until September 21, 2002 and $0.15 until September 21, 2003.

Each share purchase warrant entitled the holder to purchase one common share of the Company at a price of $0.10 per share on or before September 21, 2002 and at a price of $0.15 per share until September 21, 2003.

PMI VENTURES LTD. (An Exploration Stage Company) NOTES TO THE FINANCIAL STATEMENTS (Expressed in Canadian Dollars) JUNE 30, 2003

6.

CONVERTIBLE NOTES (cont’d…)

Using pricing models, the convertible notes were segregated into the respective fair value of their debt and equity components on the date the convertible notes were originally issued. The convertible notes and detachable warrants issued during the year ended December 31, 2001 were segregated into a debt component of $457,619 and an equity component of $147,581.

During 2001, $90,000 of the convertible notes were converted into 900,000 common shares resulting in a decrease of $68,045 and $21,955 to convertible notes and equity component of convertible debt, respectively.

During the six month period end June 30, 2002, $515,200 of the convertible notes were converted into 5,152,000 common shares resulting in a decrease of $442,574 and $125,626 to convertible notes and equity component of convertible notes, respectively.

7.

CAPITAL STOCK

Escrow shares

Included in issued and outstanding shares at June 30, 2003 are 62,083 (2002 – 62,083) common shares that are escrowed shares and may not be transferred, assigned or otherwise dealt with without the consent of the regulatory authorities.

Stock options

The Company, in accordance with the policies of the TSX-V, is authorized to grant options to its directors, officers and employees to acquire up to 20% of issued and outstanding common stock. The exercise price of each option equals the market price of the Company's stock as calculated on the date of the grant. The options are for a maximum term of 5 years.

As at June 30, 2003, the following incentive stock options were outstanding and exercisable:

Number	Exercise		Average Remaining
of Shares	Price	Expiry Date	Contractual Life

795,000	$ 0.25	November 27, 2007	4.41 years
1,205,000	$ 0.70	May 23, 2008	4.90 years

PMI VENTURES LTD. (An Exploration Stage Company) NOTES TO THE FINANCIAL STATEMENTS (Expressed in Canadian Dollars) JUNE 30, 2003

7.	CAPITAL STOCK (cont’d…) Stock options (cont’d…) Stock option transactions and the number of stock options outstanding are summarized as follows:

	June 30,		June 30,
	2003		2002

		Weighted		Weighted
		Average		Average
	Number	Exercise	Number	Exercise
	of Options	Price	of Options	Price

Options, beginning
of year	795,000	$0.25	-	$-
Granted	1,205,000	0.52	-	-
Expired/ forfeited	-	-	-	-

Options, end of year	2,000,000	$0.52	-	$-

Weighted average fair
value of options granted		$0.46		$-

Stock-based compensation

The Company has elected to measure compensation costs using the intrinsic value-based method for employee stock options. Had the compensation costs been determined based on the fair value of the options at the grant date using the Black-Scholes option pricing model, additional compensation expense would have been recorded in the statement of operations of the period, with pro forma results as presented below. Under the transitional provisions of Section 3870, comparative figures are not required.

June 30,
2003

Loss for the period as reported	$(301,863)
Compensation expense	(49,150)

Pro forma net loss for the period	$(351,013)

Pro forma basic and diluted loss per common share	$(0.03)

PMI VENTURES LTD. (An Exploration Stage Company) NOTES TO THE FINANCIAL STATEMENTS (Expressed in Canadian Dollars) JUNE 30, 2003

7.	CAPITAL STOCK (cont’d…) Stock-based compensation (cont’d…) The following weighted-average assumptions were used for the Black-Scholes valuation of stock options granted during the year to date:

Risk-free interest rate	4.39%
Expected life of options	5 years
Annualized volatility	185.85%
Dividend rate	0.00%

In May 2003, the Company granted 1,205,000 stock options to employees at an exercise price above the share price at the date of granting. As a result, no compensation expense was recorded.

Warrants

The following share purchase warrants were outstanding at June 30, 2003:

	Number	Exercise
	of Shares	Price	Expiry Date

	4,002,000	$ 0.15	September 21, 2003
	1,699,845	0.85	April 1, 2004

8.

LITIGATION SETTLEMENT

In prior years, a number of individuals and companies had made claims against the Company. These actions had been unresolved at the start of 1999. In March 1999, the Company filed an assignment into bankruptcy in order to resolve and quantify claims from various creditors.

In early 2000, the Company made a proposal to its creditors under the provisions of the bankruptcy regulations. This proposal was accepted and received court approval on March 23, 2000. The total amount of cash paid to the Company's creditors was $108,592. The effect of the acceptance of the proposal reduced accounts payable and recorded a gain on settlement for a total of $376,292.

PMI VENTURES LTD. (An Exploration Stage Company) NOTES TO THE FINANCIAL STATEMENTS (Expressed in Canadian Dollars) JUNE 30, 2003

9.

RELATED PARTY TRANSACTIONS

In the year to date, the Company paid or accrued management fees of $24,000 (2002 - $15,000) to directors and companies controlled by an officer and a director of the Company.

These transactions are in the normal course of operations and are measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties.

10.

FINANCIAL INSTRUMENTS

The Company's financial instruments consist of cash and cash equivalents, receivables, accounts payable and accrued liabilities and convertible notes. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from the financial instruments. The fair market values of these financial instruments approximate their carrying values, unless otherwise noted.

11.	COMMITMENT The Company has entered into an operating lease agreement for office premises. The annual lease commitments under this lease are as follows:

2003	$6,226
2004	12,452
2005	12,452
$31,130
12.	SEGMENT INFORMATION The Company primarily operates in one reportable operating segment, being the acquisition, exploration and development of resources properties, in Canada.

13.	SUBSEQUENT EVENTS Subsequent to six months ended June 30, 2003, the Company:

	a)	Issued 700,000 common shares of the Company at a price of $0.15 per share for gross proceeds of $105,000 pursuant to the exercise of warrants.

PMI VENTURES LTD. (An Exploration Stage Company) NOTES TO THE FINANCIAL STATEMENTS (Expressed in Canadian Dollars) JUNE 30, 2003

b)

Announced a non-brokered private placement of up to 4,444,444 Units of the Company at a price of $0.45 per Unit to raise gross proceeds of up to $2,000,000. Each Unit will consist of one common share and one-half of one non-transferable share purchase warrant, each whole share purchase warrant entitling the holder to acquire one additional common share of the Company for a period of two years at a price of $0.70 per share in the first year and at $1.00 in the second year. Funds raised will be used for continued exploration of the Ghanaian properties under option from Goknet Mining Company Limited and general working capital. A finders’ fee may be paid in connection with this private placement.

This placement is subject to acceptance by regulatory authorities. The shares issued under the private placement will be subject to a four-month hold period from the date of TSX Venture Exchange approval.

c)

Announced an additional non-brokered private placement of up to 1,090,385 Units of the Company at a price of $0.52 per Unit to raise gross proceeds of up to $567,000 was announced on August 28, 2003. Each Unit will consist of one common share and one-half of one non-transferable share purchase warrant, each whole share purchase warrant entitling the holder to acquire one additional common share of the Company for a period of two years at a price of $0.70 per share in the first year and at $1.00 in the second year. Funds raised will be used for continued exploration of the Ghanaian properties under option from Goknet Mining Company Limited and general working capital. A finders’ fee may be paid in connection with this private placement.

This placement is subject to acceptance by regulatory authorities. The shares issued under the private placement will be subject to a four-month hold period from the date of TSX Venture Exchange approval.

PMI VENTURES LTD. (An Exploration Stage Company) NOTES TO THE FINANCIAL STATEMENTS (Expressed in Canadian Dollars) JUNE 30, 2003

14.

DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

These financial statements have been prepared in accordance with generally accepted accounting principles in Canada (“Canadian GAAP”). Material variations in the accounting principles, practices and methods used in preparing these financial statements from principles, practices and methods accepted in the United States (“United States GAAP”) and in Securities and Exchange Commission Regulation S-X are described and quantified below:

	June 30, 2003			December 31, 2002

	Balances		Balances	Balances		Balances
	under		under	under		under
	Canadian		United States	Canadian		United States
	GAAP	Adjustment	GAAP	GAAP	Adjustment	GAAP

Balance sheets

Current assets	$475,151	$-	$475,151	$185,978	-	$185,978
Oil & gas properties	1	-	1	1	-	1
Mineral properties	955,995	(955,955)	-		-	-
Capital assets	5,862	-	5.862	3621	-	3621

Total assets	$1,437,009	$(955,995)	$481,014	$189,600	$-	$189,600

Total liabilities	$112,342	$-	$112,342	$24,238	$-	$24,238
Capital stock	6,353,654	(53,000)	(6,300,654)	4,878,986	(53,000)	4,825,986
Subscriptions received in advance	-	-	-	13,500	-	13,500
Additional paid-in capital	71,762	147,581	219,343	71,762	147,581	219,343
Deficit	(5,100,749)	(1,050,576)	(6,245,906)	(4,798,886)	(94,581)	(4,893,467)

Total liabilities and shareholders’
equity	$1,437,009	$(955,995)	$481,014	$189,600	$-	$189,600

					June 30,	June 30,
					2003	2002

Statements of operations

Net income (loss) under Canadian GAAP					$(301,863)	$(54,690)
Accreted interest on conversion of convertible notes					-	(88,337)
Mineral property costs					$(955,995)

Net income (loss) under U.S. GAAP					$(1,257,858)	$(143,027)

Basic and diluted earnings (loss) per share under U.S. GAAP					$(0.11)	$(0.04)

There was no effect on the statements of cash flows for any of the years presented.

PMI VENTURES LTD. (An Exploration Stage Company) NOTES TO THE FINANCIAL STATEMENTS (Expressed in Canadian Dollars) JUNE 30, 2003

14.	DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (cont'd)

	2003	2002
Statements of Cash Flows

Cash flows provided by (used in) operating activities,
Canadian GAAP	$(238,576)	$(26,361)
Adjustment to mineral properties	(955,995)	-

Cash flows used in operating activities, United States GAAP	(1,194,571)	(26,361)

Cash flows provided by financing activities, Canadian
and United States GAAP	1,461,168	-

Cash flows used in investing activities, Canadian GAAP	(958,872)	-
Adjustment to mineral properties	955,995	-
Cash flows provided by (used in) investing activities,
United States GAAP	(2,877)	-

Increase (decrease) in cash and cash equivalents
During the period	263,720	(26,361)

Cash and cash equivalents, beginning of period	174,375	59,231

Cash and cash equivalents, end of period	438,095	32,870

a)

Oil and gas properties

Under Canadian GAAP, a ceiling test is performed using either average oil and gas prices or year end prices and is based on undiscounted future net revenues after deducting estimated general and administrative expenses.

Under United States GAAP, the Company must use year end oil and gas prices in arriving at future net revenues from oil and gas properties and these future net revenues are discounted at 10%. The ceiling test limitation calculated for the six month period ended June 30, 2003 and for the year ended December 31, 2002 under United States GAAP does not materially affect the financial statements.

PMI VENTURES LTD. (An Exploration Stage Company) NOTES TO THE FINANCIAL STATEMENTS (Expressed in Canadian Dollars) JUNE 30, 2003

b)

Mineral properties and deferred exploration costs

Under Canadian GAAP, mineral properties, including exploration, development and acquisition costs, are carried at cost and written down if the properties are abandoned, sold or if management decides not to pursue the properties. Under United States GAAP, mineral property expenditures are expensed as incurred. Once a final feasibility study has been completed, additional costs incurred to bring the mine into production are capitalized as development costs. Costs incurred to access ore bodies identified in the current mining plan after production has commenced are considered production costs and are expensed as incurred. Costs incurred to extend production beyond those areas identified in the mining plan where additional reserves have been established are deferred as development costs until the incremental reserves are produced. Capitalized costs are amortized using the unit-of-production method over the estimated life of the ore body based on proven and probable reserves. For United States GAAP purposes, the mineral properties expensed for the six month period ended June 30, 2003 and for the year ended December 31, 2002 were $955,995 and $Nil respectively.

c)

Stock-based compensation

Under United States GAAP, Statement of Financial Accounting Standards No. 123, “Accounting for Stock-based Compensation” (“SFAS 123”) recommends companies to establish a fair market value based method of accounting for stock-based compensation plans but allows, and the Company has chosen, for the accounting of stock-based compensation using Accounting Principles Board Opinion No. 25 “Accounting for Stock Issued to Employees” (“APB 25”). Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company’s stock at the date of grant over the option price.

Under Canadian GAAP, the reporting of stock-based compensation expense in the Company’s financial statements was not required for the period ended June 30, 2002. New accounting and disclosure standards were introduced under Canadian GAAP (Note 7) for the fiscal year ending December 31, 2002. Accordingly, there is no difference between Canadian GAAP and United States GAAP on the accounting for stock-based compensation for the period ended June 30, 2003.

There were no stock options issued during the second period ended June 30, 2002.

d)

Escrow shares

Under Canadian GAAP, shares issued with escrow restrictions are recorded at their issue price, with no revaluation upon release from escrow. Under United States GAAP, escrow shares which are to be released upon the Company meeting certain performance criteria are considered to be contingently issuable. Accordingly, these shares are excluded from the weighted average number of shares outstanding under United States GAAP until they are releasable, and the difference between the fair value of those shares at the time they become releasable from escrow and their original issue price is accounted for as compensation expense. The weighted average number of shares outstanding under United States GAAP for the six-month period ended June 30, 2003 and 2002 were 11,574,510 and 3,728,389, respectively, resulting in no effect on basic and diluted earnings (loss) per share for the periods ended June 30, 2003 and 2002.

PMI VENTURES LTD. (An Exploration Stage Company) NOTES TO THE FINANCIAL STATEMENTS (Expressed in Canadian Dollars) JUNE 30, 2003

14.	DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (cont'd…)

e)

Convertible notes

Under Canadian GAAP, upon issuance of the convertible notes, the net proceeds received are allocated between the liability and equity components of the notes. Upon conversion of the note, the fair value of the note and the related equity components are transferred to capital stock.

Under United States GAAP, the beneficial conversion feature represented by the excess of the fair value of the shares issuable on conversion of the notes, measured on the commitment date, over the amount of the proceeds to be allocated to the common shares upon conversion, would be allocated to additional paid in capital and offset against the convertible notes. This results in a discount on the note that is accreted as additional interest expense over the term of the note and any unamortized balance is expensed immediately upon conversion of the note. Accordingly, for United States GAAP purposes, for the six month periods ending June 30, 2003 and 2002 additional interest expense (including accretion) of $Nil and $88,337, respectively, has been recorded. The balance sheet adjustment represents the difference between the portion of the convertible debt allocated to equity under Canadian GAAP, net of accretion to date, and the portion allocated to the beneficial conversion feature under United States GAAP, also net of accretion to date.

f)

New accounting pronouncements

In June 2001, the Financial Accounting Standards Board (“FASB”) approved the issuance of Statements of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” (“SFAS 142”). SFAS 142 requires that goodwill no longer be amortized to earnings, but instead be reviewed for impairment. The statement is effective for fiscal years beginning after December 15, 2001, and is required to be applied at the beginning of an entity's fiscal year and to be applied to all goodwill and other intangible assets recognized in its financial statements at that date. Impairment losses for goodwill and indefinite-lived intangible assets that arise due to the initial application of this statement (resulting from a transitional impairment test) are to be reported as resulting from a change in accounting principle. Under an exception to the date at which this statement becomes effective, goodwill and intangible assets acquired after June 30, 2001, will be subject immediately to the non-amortization and amortization provisions of this statement.

In June 2001, FASB issued Statements of Financial Accounting Standards No. 143, “Accounting for Asset Retirement Obligations” (“SFAS 143”) that records the fair value of the liability for closure and removal costs associated with the legal obligations upon retirement or removal of any tangible long-lived assets. The initial recognition of the liability will be capitalized as part of the asset cost and depreciated over its estimated useful life. SFAS 143 is required to be adopted effective January 1, 2003.

PMI VENTURES LTD. (An Exploration Stage Company) NOTES TO THE FINANCIAL STATEMENTS (Expressed in Canadian Dollars) JUNE 30, 2003

14.	DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (cont'd…)

f)

New accounting pronouncements (cont’d…)

In June 2002, FASB issued Statements of Financial Accounting Standards No. 146, “Accounting for Costs Associated with Exit or Disposal Activities” (“SFAS 146”) that nullifies Emerging Issues Task Force No. 94-3, “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (Including Certain Costs Incurred in a Restructuring)” (“EITF 94-3”). SFAS 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred, whereby EITF 94-3 had recognized the liability at the commitment date to an exit plan. The provisions of this statement are effective for exit or disposal activities that are initiated after December 31, 2002 with earlier application encouraged.

In December 2002, FASB issued Statements of Financial Accounting Standards No. 148, “Accounting for Stock-Based Compensation – Transition and Disclosure – an amendment of FASB Statement No. 123” (“SFAS 148”). SFAS 148 amends FASB Statement No. 123 to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS 148 amends the disclosure requirements of FASB Statement No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. SFAS 148 is effective for fiscal years ending after December 15, 2002.

In April 2003, FASB issued Statements of Financial Accounting Standards No. 149 “Amendment of Statement 133 on Derivative Instruments and Hedging Activities” (“SFAS 149”). SFAS 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under FASB Statement No. 133 “ Accounting for Derivative Instruments and Hedging Activities”. SFAS 149 is generally effective for contracts entered into or modified after June 30,2003.

In May 2003, FASB issued Statements of Financial Accounting Standards No. 150 “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity” (“SFAS 150”) establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities equity. SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003.

The adoption of these new pronouncements is not expected to have a material effect on the Company's financial position or results of operations.